UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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Cars.com Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cars.com Inc.

300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

Notice of 2021 Annual Meeting of Stockholders

_________________________________

We are pleased to invite you to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Cars.com Inc. (the “Company,” “our,” “us” or “we”), which will take place at 9:00 a.m., Central Time, on Wednesday, June 9, 2021. This year’s meeting is a virtual meeting at:

Date:Wednesday, June 9, 2021

Time:9:00 a.m., Central Time

Virtual Meeting Site:  http://www.virtualshareholdermeeting.com/CARS2021.

If you plan to attend the Annual Meeting, please note the procedures described under “How can I participate in the Annual Meeting?” on page 3 of the proxy statement.

The purposes of the Annual Meeting are to:

1.	elect a board of eleven directors named in this proxy statement;
2.	ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent certified public accountants for fiscal year 2021;
3.	approve on a non-binding advisory basis the compensation of our Named Executive Officers (as defined below); and
4.	transact any other business that may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record as of the close of business on April 12, 2021 are entitled to receive notice of, to attend and to vote at the Annual Meeting.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the Internet. Beginning on or about April 30, 2021, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our stockholders of record as of April 12, 2021. In addition, the proxy statement, the proxy or voting instruction card, and our 2020 Annual Report to Stockholders are available at www.proxyvote.com. As more fully described in the Notice, all stockholders may choose to access these materials electronically or may request printed or emailed copies.

It is extremely important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You are urged to follow the instructions in the proxy card to vote by mail, telephone or via the Internet. Voting now will not limit your right to change your vote or to attend the Annual Meeting. If you attend and vote electronically at the Annual Meeting, your vote will replace any earlier vote. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you received from the holder of record in order to vote your shares. Please note the voting procedures described under “How can I vote my shares?” on page 4 of the proxy statement.

By order of the Board of Directors

James F. Rogers
Chief Legal Officer and Secretary

April 30, 2021
Chicago, Illinois
_________________________________

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on June 9, 2021:

Our Proxy Statement and 2020 Annual Report are available on our Investor Relations website (https://investor.cars.com) and at www.proxyvote.com

You may also request paper copies of these proxy materials free of charge by following the instructions for requesting such materials contained in the Notice.

Neither the SEC nor any state securities regulatory agency has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS0F

User Guide	1
General Information	1
Meeting Agenda	1
Additional Information	1
Questions and Answers about the Meeting and Voting	3
Proposal 1: Election of Directors	10
Our Board of Directors	10
Meet the Nominees	12
Stockholder Approval Required	23
Board Governance	23
Committees of the Board	25
Corporate Governance	27
Environmental, Social and Corporate Governance	29
Compensation of Non-Executive Directors	29
Our Executive Officers	31
Compensation Discussion and Analysis	33
Our Compensation Philosophy	33
Role of the Compensation Committee, Management, Compensation Consultants and Peer Groups	35
Stockholder Engagement	36
Elements of Our Executive Compensation Practices	37
Executive Compensation Policies and Arrangements	42
Compensation Committee Report	44
Named Executive Officer Compensation	45
Equity Compensation Plan Information	54
Security Ownership	55
Security Ownership of Directors, Named Executive Officers and Executive Officers	55
Security Ownership of Certain Other Beneficial Owners	56
Transactions with Related Persons	57
Our Independent Registered Public Accounting Firm	57
Fees of Independent Registered Public Accounting Firm	58
Report of the Audit Committee	59
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	61
Proposal 3: Say on Pay Vote	62
Miscellaneous	63
Stockholder Proposals	63
Incorporation by Reference	63
Availability of Annual Report on Form 10-K	63
Householding	64
Other Matters That May Come Before the Annual Meeting	64

i

User Guide

General Information

Meeting Date	Time	Location	Record Date
June 9, 2021	9:00 a.m., Central Time	http://www.virtualshareholdermeeting.com/CARS2021	April 12, 2021

Meeting Agenda

Proposal	Matter	Board Vote Recommendation
1	Election of Directors named in this proxy statement	“FOR” the election of each and all of the director nominees
2	Ratification of the appointment of Auditors	“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021
3	Approval on a non-binding advisory basis of the compensation of our Named Executive Officers	“FOR” the non-binding advisory resolution approving our executive compensation
4	Transact other business that may properly come before the meeting

Additional Information

Admission to the Annual Meeting

•Admission to the Annual Meeting is restricted to stockholders and/or their designated representatives.

•If your shares are in the name of your broker or bank, you will need to provide evidence of your stock ownership, such as your most recent brokerage account statement or a copy of your voting instruction form.

Proxy Materials

•On or about April 30, 2021, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to our stockholders of record as of April 12, 2021.

•The proxy statement, the proxy or voting instruction card, and our 2020 Annual Report to Stockholders are available at www.proxyvote.com.

•All stockholders may choose to access these materials electronically or may request printed or emailed copies at no charge.

How to Vote

It is important that your shares be represented and voted.

•Stockholders who received the Notice may vote their shares electronically at www.proxyvote.com, by telephone after accessing the website, or by mail after requesting a paper copy of the proxy materials. There is no charge for requesting a paper or email copy.

•We have also mailed paper copies of the proxy materials, including the proxy card, to some of our beneficial stockholders. These stockholders may also view the proxy materials online at www.proxyvote.com.They may vote their shares by mail, telephone, or Internet. To vote by mail, these stockholders should simply complete, sign, and date the proxy card and return it in the postage-paid envelope provided. To vote by telephone or Internet, 24 hours a day, 7 days a week, these stockholders should refer to the proxy card for voting instructions.

•If you attend the Annual Meeting and want to vote at the Annual Meeting, you can withdraw your proxy. If your shares are held in the name of a broker, bank or other holder of record, you will need a control number and legal proxy from the holder of record in order to vote your shares. Please see the procedures described under “How can I participate in the Annual Meeting” on page 3 of the proxy statement.

•Please note the voting procedures described under “How can I vote my shares?” on page 4 of the proxy statement.

Voting

•Proposal 1 - you may vote “FOR ALL”, or “WITHHOLD ALL” or “FOR ALL EXCEPT” to withhold authority to vote for any or all of the director candidates.

•Proposal 2 - you may vote “FOR”, “AGAINST,” or “ABSTAIN” from voting.

•Proposal 3 - you may vote “FOR”, “AGAINST,” or “ABSTAIN” from voting.

Abstentions will have no effect on the outcome of the election of directors. If you elect to “ABSTAIN” from voting on Proposal 2 or Proposal 3, your abstention will have the effect of voting “AGAINST” the proposal.

Recommendation

Our Board of Directors (the “Board”) unanimously recommends that you vote:

•“FOR” the election of each and all of the nominees in Proposal 1;

•“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021 in Proposal 2; and

•“FOR” the non-binding advisory resolution approving our executive compensation in Proposal 3.

Questions and Answers about the Meeting and Voting

Why am I being provided these proxy materials?

We are providing these proxy materials to holders of shares of Cars.com Inc. common stock, par value $0.01 per share, in connection with the solicitation of proxies by our Board for the 2021 Annual Meeting of Stockholders to be held on June 9, 2021 at 9:00 a.m., Central Time, and at any postponement(s) or adjournment(s) thereof. The proxy materials include our Notice of Annual Meeting of Stockholders, this proxy statement and our 2020 Annual Report. These materials also include the proxy card for the Annual Meeting. Proxy cards are being solicited on behalf of our Board. The proxy materials include detailed information about the matters that will be discussed and voted on at the Annual Meeting and provide updated information about our Company that you should consider in order to make an informed decision when voting your shares.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a full set of printed proxy materials?

In accordance with the “Notice and Access” rules adopted by the SEC, we are delivering proxy materials to many stockholders via the Internet instead of mailing printed copies of the proxy materials to each stockholder. Using this method of distribution, we sent a Notice of Internet Availability of Proxy Materials to our stockholders on or about April 30, 2021. This Notice contains instructions for accessing and viewing our proxy materials via the Internet, voting your shares electronically and, if desired, requesting electronic or paper copies. Stockholders who have previously elected not to receive materials via the Internet will receive a copy of our proxy materials by mail.

How can I participate in the Annual Meeting?

Admission to the Annual Meeting is restricted to stockholders of record as of April 12, 2021 and/or their designated representatives.

For stockholders of record (i.e., shares held through the Company’s transfer agent, EQ Shareowner Services) as of the close of business on April 12, 2021 to participate in the virtual Annual Meeting, follow the instructions below:

•	Between 10 and 15 minutes before the 9:00 a.m. Central time start on June 9, 2021 visit http://www.virtualshareholdermeeting.com/CARS2021.
•	Under “Registration”, enter the first 13 digits of the control number received on the notice or proxy card.
•	Enter your name, email address, and indicate whether you are an individual, or representing a company or institution.
•	Use the “Vote” button to cast a vote.

For stockholders whose shares are held through an intermediary (i.e., shares held through a bank or broker or other nominee), to participate in the virtual Annual Meeting, follow the instructions below:

•	Contact your bank, broker or other nominee.
•

Use your control number provided by Broadridge in order to register for, attend and vote at the virtual Annual Meeting. Once you have this control number to participate in the Annual Meeting, please follow the steps set forth above for stockholders of record.

•	If you own shares through one of the other brokerage firms that does not use Broadridge, you can participate in the virtual meeting, by contacting your brokerage firm and asking for a “legal proxy.” The brokerage firm will contact Broadridge, and Broadridge will then issue a 16-digit control number to that firm to forward to you. You must contact your brokerage firm by June 4, 2021 to facilitate this request.

Will I be able to ask a question at the Annual Meeting?

We will hold a question-and-answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting.

You may submit a question at any time during the meeting by visiting http://www.virtualshareholdermeeting.com/CARS2021 . The Chair of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A copy of the rules of conduct will be available online at the Annual Meeting.

What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?

Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 1-844-986-0822 (domestic) or 303-562-9302 (international) for assistance.

How many shares must be present to hold the Annual Meeting?

The representation, virtually or by proxy, of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum. Under our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware law, abstentions and “broker non-votes” are counted as present in determining whether the quorum requirement is satisfied. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

How can I vote my shares?

As of April 12, 2021, 68,633,229 shares of our common stock, par value $0.01 per share, were outstanding. Our common stock constitutes our only outstanding class of voting securities. As a holder of our common stock, you are entitled to one vote for each share held.

If you are a stockholder of record, you may vote by proxy in three convenient ways: by telephone (1‑800-690-6903), via the Internet (www.proxyvote.com) or by signing and returning the proxy card in the pre-paid envelope provided if you received a paper copy of the proxy card. Simply follow the instructions provided on the proxy card. Stockholders of record may also vote their shares at the Annual Meeting by casting a ballot as instructed during the Annual Meeting.

If your shares are held in street name, please refer to the voting instructions provided by your bank, broker or other nominee to direct it how to vote your shares. Your vote is important. Follow the instructions from your nominee included with our proxy materials or contact your nominee to request a proxy form. To vote at the Annual Meeting, you must obtain a legal proxy from your nominee. Whether or not you plan to attend the Annual Meeting, we urge you to vote using your voting instruction card to ensure that your vote is counted.

What is a proxy?

It is your legal designation of another person to vote matters transacted at the Annual Meeting based upon the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Our proxy card designates each of Sonia Jain, our Chief Financial Officer, and Jim Rogers, our Chief Legal Officer, as proxies for the Annual Meeting.

If I submit a proxy, how will my shares be voted?

By giving us your proxy, you authorize the individuals named as the proxies on the proxy card to vote your shares in accordance with the instructions you provide. You may vote “FOR ALL”, or “WITHHOLD ALL” or “FOR ALL EXCEPT” to withhold authority to vote for any or all of the director candidates on Proposal 1; “FOR”, “AGAINST”, or “ABSTAIN” on Proposals 2 and 3. If you vote by telephone or via the Internet, you must indicate how you wish to vote on each item.

If you sign and return a proxy card without indicating your instructions, your shares will be voted:

•	“FOR” the election of all eleven of the nominees to our board of directors, as described in this proxy statement.
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021.
•	“FOR” a non-binding advisory resolution approving our executive compensation.

The individuals named as proxies to vote your shares will also have the discretionary authority to vote your shares, to the extent permitted by Rule14a-4(c) under the Exchange Act, on any matter that is properly brought before the Annual Meeting. As of the date of this Proxy Statement, we knew of no other matters to be presented at the Annual Meeting.

If you are a beneficial owner of shares and do not instruct your bank, broker or other nominee how you want to vote, your shares may not be voted by a record holder and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting. Accordingly, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What is the difference between a stockholder of record and a stockholder who holds shares in street name?

If your shares are registered in your name, you are a stockholder of record. When you properly vote in accordance with the instructions provided in the proxy card, you are instructing the named proxies to vote your shares in the manner you indicate on your proxy.

If your shares are held in the name of your broker or other institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in street name. Your broker or other institution or its respective nominee is the stockholder of record for your shares. As the holder of record, only your broker, other institution or nominee is authorized to vote or grant a proxy for your shares. Accordingly, if you wish to vote your shares at the Annual Meeting, you must contact your broker or other institution to obtain a “legal proxy” granting you the authority to do so. When you properly vote in accordance with the instructions provided in the proxy card, you are giving your broker, other institution or nominee instructions on how to vote the shares they hold for you.

May my broker vote my shares for me?

Brokers and other nominees holding shares in street name for their customers are generally required to vote such shares in the manner instructed by their customers. In the absence of timely instruction from you, your broker or other nominee will have discretion to vote your shares on “routine” matters. Therefore, in the absence of timely instructions from you, your broker or other nominee may vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021 (Proposal 2), which is considered a routine matter.

However, if you do not instruct your broker or other nominee on how to vote your shares regarding the election of directors (Proposal 1) or regarding the non-binding advisory resolution approving our executive compensation (Proposal 3), then your shares may not be voted on these matters because neither is considered a routine matter. We urge you to instruct your broker or other nominee about how you wish your shares to be voted.

What are abstentions and broker non-votes?

An abstention occurs when a stockholder of record (which may be a broker or other nominee if you hold your shares in street name) is present at a meeting (or deemed present) but marks “Abstain” on one or more proposals.

A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares.

What is the record date and what does it mean?

The record date for the Annual Meeting is April 12, 2021. The record date is established by our Board as required by law and our Amended and Restated Bylaws. Owners of record of common stock at the close of business on the “record date” are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements of the meeting.

No stockholders becoming owners of record after the record date will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

What happens if I execute my proxy, but do not provide instructions on how I wish to vote?

Properly signed proxy cards received by the Corporate Secretary before the close of voting at the Annual Meeting will be voted according to the instructions provided. If a signed proxy card is returned without stockholder direction on a matter, the shares will be voted as recommended by the Board.

What matters will be voted on at the Annual Meeting, and what are the Board’s recommendations on the proposals?

We are seeking your input on the composition of our board of directors, on the ratification of the appointment of our auditor and a non-binding advisory resolution approving the compensation of our Named Executive Officers (Proposals 1, 2 and 3, respectively).

The Board recommends you vote:

“FOR” each of the eleven director nominees.

“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2021.

“FOR” a non-binding advisory resolution approving our Named Executive Officer compensation.

So far as we are aware, only the above matters will be acted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting the proxy.

How many votes are needed to approve the proposals, and what is the effect of broker non-votes or abstentions?

Proposal 1: Election of Directors

In order to be elected as a director, a director nominee must receive the affirmative vote of a majority of the votes cast for the election of directors. If a director nominee does not receive this majority vote, they are not elected.

As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares represented virtually or by proxy is required to ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent certified public accountants for fiscal year 2021. Votes may be cast “For” or “Against” this proposal, or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. If you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on Proposal 2, your broker or nominee will have the discretion to vote your shares on Proposal 2. Therefore, we do not expect any broker non-votes on Proposal 2. However, if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the effect of a negative vote.

Proposal 3: Non-Binding Advisory Vote Approving the Compensation of our Named Executive Officers

The non-binding advisory resolution approving the compensation of our Named Executive Officers is advisory and is not binding on the Company, the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote on this proposal when making future executive compensation decisions. Approval of this proposal requires a majority of the shares represented virtually or by proxy. Votes may be cast “For” or “Against’ this proposal or a stockholder may “abstain” from voting. Abstentions will have the effect of a negative vote.

As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Broker non-votes will have no effect on the outcome of this proposal.

Other Items

If any other item requiring a stockholder vote should come before the meeting, the vote required will be determined in accordance with applicable law, the rules of the New York Stock Exchange (the “NYSE”), our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws.

For additional information on how your shares will be voted, see “If I submit a proxy, how will my shares be voted?” above.

May I revoke my proxy or change my vote?

If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual Meeting by:

•	submitting a valid, later-dated proxy card in a timely manner;
•	submitting a later-dated vote by telephone (1-800-690-6903) or via the Internet (www.proxyvote.com) in a timely manner;
•	giving written notice of such revocation to the Company’s Corporate Secretary prior to or at the Annual Meeting or by voting at the Annual Meeting; or
•	attending and voting at the Annual Meeting (although attendance at the meeting will not by itself revoke a proxy).

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting. The final voting results, which are tallied and certified by an Inspector of Elections, will be published as soon as possible thereafter.

Who is paying for the preparation of the proxy materials, and how will solicitations be made?

The Company will pay the expenses of soliciting proxies including the cost of preparing and mailing, as applicable, the Notice of Internet Availability of Proxy Materials and this Notice of Annual Meeting of Stockholders and Proxy Statement. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, mail, electronic transmission, facsimile transmission or telegram. The Company will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material on our behalf to stockholders, and the Company will reimburse such institutions for their out-of-pocket expenses incurred.

In addition to mail and email, proxies may be solicited directly, in person or by telephone, mail, electronic transmission, facsimile transmission or telegram, by certain of our directors, officers and employees without special compensation, other than reimbursement for expenses.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials from the Company?

If you receive more than one Notice from the Company, this means that you have multiple accounts holding shares. These may include accounts with our transfer agent, EQ Shareowner Services, shares held by the administrator of our employee stock purchase plan and accounts with a broker, bank or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on each proxy card that you receive to ensure that all of your shares are voted.

Can stockholders and other interested parties communicate directly with the Board?

Yes. We invite stockholders and other interested parties to communicate directly and confidentially with the Board, the non-executive directors as a group or any individual director by writing to any of these groups or individuals at c/o Cars.com Inc., Attention: Chairman of the Board, 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606. The Chairman of our Board will relay the communication to the full Board, director group or individual director as appropriate. See “Corporate Governance –Communications with All Interested Parties.”

How can I obtain a stockholder list?

A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of 10 days prior to the Annual Meeting and during the Annual Meeting.

What is “householding”?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one Notice or, if paper copies are requested, will receive only one copy of our 2020 Annual Report on Form 10-K and this proxy statement unless one or more of these stockholders notifies us that they wish to receive multiple copies. This procedure will reduce our printing costs and postage fees. If any stockholder residing at such an address wishes to receive a separate Notice or copy of our 2020 Annual Report on Form 10-K or this proxy statement or would like to receive separate copies of our future Notices or annual reports or proxy statements, he or she may contact our Corporate Secretary at Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606 or by calling our Corporate Secretary at (312) 601-5000.

Proposal 1: Election of Directors

General

The director nominees have the relevant skills and experience and are accordingly well-positioned to serve our Company and our stockholders. Accordingly, our Board unanimously recommends that you vote “FOR” the election of each of the nominees.

Properly executed proxies will be voted as marked. Unmarked proxies will be voted in favor of electing the persons named below (each of whom is now a director) as directors to serve until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

It is expected that all nominees proposed by our Board will be able to serve on the board of directors if elected. However, if before the election one or more nominees are unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board (unless the Board reduces the number of directors to be elected). If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC.

If you have any questions or require any assistance with voting your shares, please contact our Corporate Secretary at Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606 or by calling our Corporate Secretary at (312) 601-5000.

Our Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. The Board is currently composed of eleven directors, ten of whom are independent. In evaluating the nominees for the Board, the Board and the Environmental, Social and Governance Committee (the “ESG Committee”), which was previously named the Nominating and Corporate Governance Committee, took into account the qualities they seek for directors, as discussed below under “Board Governance” and the directors’ individual qualifications, skills, and experience in conjunction with the objective of having a Board with diverse backgrounds that enable the directors to effectively and productively contribute to the Board’s oversight of the Company.

Our Board represents a wide range of backgrounds, reflecting our commitment to racial, ethnic and gender diversity. We believe our diversity of experiences, perspectives, and skills contributes to the Board’s effectiveness in managing risk and providing guidance that positions the Company for long-term success in a dynamically changing business environment. We believe that diverse representation expands the Board’s understanding of the needs and viewpoints of our customers, partners, employees, governments, and other stakeholders.

Our directors have significant combined experience serving companies that have built industry-leading online brands, including:

•	Rightmove, the United Kingdom’s number-one online real estate company;
•	SurveyMonkey, the world’s largest online survey company;
•	Ascential, a global e-commerce analytics company;
•	The Weather Channel Companies, a leading weather-focused media and technology company;
•	Martha Stewart Living Omnimedia, a diversified media and merchandising company;
•	Orbitz Worldwide, an online travel agency; and
•	HomeAway, an internet marketplace for vacation rentals.

Our Board has deep experience in online marketing and e-commerce, including directors having experience in executive positions with specific responsibility for digital customer strategies and online brand positioning at Best Buy, Office Depot, Kohl’s and AT&T and in the automotive industry as a dealer owner-operator, a previous Chief Marketing Officer at AutoNation, Inc. and founder of Cars.com Inc.

Finally, our Board has an extensive background in capital markets and mergers and acquisitions. Several directors have first-hand experience with mergers, acquisitions, consolidations and divestitures within various companies, and one of our directors was a Senior Managing Director in the M&A group at The Blackstone Group, one of the world’s leading investment firms.

Our Board is well-positioned to deliver on our goal of becoming the largest digital automotive marketplace and platform powering innovative solutions and frictionless omni-channel experiences for buyers and sellers.

Name	Age	Principal Occupation
Scott Forbes (Chairman)	63	Chairman, Ascential plc and Senior Independent Director of Auction Technology Group plc
Jerri DeVard	62	Founder, Black Executive CMO Alliance │ BECA
Jill Greenthal	64	Senior Advisor, The Blackstone Group L.P.
Thomas Hale	52	President, SurveyMonkey Inc.
Michael Kelly	63	CEO, Kelly Newman Ventures, LLC
Donald A. McGovern, Jr.	70	Board member of 180 Life Sciences; Retired Vice Chairman, Global Assurance, PricewaterhouseCoopers LLP
Greg Revelle	43	Chief Marketing Officer, Kohl’s Corp.
Jenell R. Ross	51	President, Bob Ross Auto Group
Bala Subramanian	49	Chief Digital Officer, AT&T Inc.
T. Alex Vetter	50	President and CEO, Cars.com Inc.
Bryan Wiener	50	CEO, Profitero, Ltd.

Meet the Nominees

Below are summaries of the principal occupation, business experience, background, and key skills and qualifications of each of the nominees. The key skills and qualifications are not intended to be an exhaustive list of each nominee’s skills or contributions to the Board, but rather the specific skills and qualifications that led to the conclusion that such person should serve as a director of the Company.

Scott Forbes (Chairman)

Director since 2017 Independent Age: 63

•Chairman, Cars.com, Inc.

Through his significant board and leadership experience across online marketplaces, and the travel, real estate and digital commerce industries, Scott brings decades of expertise in building online brands, mergers and acquisitions, divestitures, operations, finance and public company operations as well as leadership in corporate governance practices.

•Chair, Compensation Committee; Member, Environmental, Social and Governance Committee

•Other Public Company Board Service: Senior Independent Director and Chairman of Remuneration Committee, Auction Technology Group plc (2021 - Present), Chairman of the Board and Chairman of the Nominations Committee, Ascential plc (2016 – Present)

•Recent Past Public Company Board Service: Chairman of the Board and Chairman of the Nominations Committee, Rightmove plc (2005 – 2019), Chairman of the Board, Chairman of the Compensation Committee, Orbitz Worldwide, Inc. (2013 – 2015), Director, Travelport Limited (2016 – 2019)

Scott has over 40 years of experience in business strategy, operations, finance, mergers and acquisitions, business integration, and building online brands. Scott has had significant board experience with companies in the online marketing, real estate, travel and digital commerce industries. He currently serves as Chairman of Ascential plc, a global specialist eCommerce and information business and is Senior Independent Director of Auction Technology Group plc.

He previously served as Chairman of Rightmove plc, the UK’s number one online real estate company.  He also previously served as the Chairman of Orbitz Worldwide, Inc. from June 2013 until its sale to Expedia Inc. in September 2015. From 1990 to 2005, Scott held several senior level positions at Cendant Corporation and its predecessor HFS Inc., which was a leading global provider of travel and residential real estate services, operating in more than 100 countries. He established Cendant’s international headquarters in March 1999 and was Cendant’s chief executive for Europe, Middle East, Africa and Asia. During his tenure as group managing director, Scott led and participated in over 45 acquisitions and divestiture transactions.

Scott holds a BS in Accounting from Rutgers University.

Jerri DeVard

Director since 2017 Independent Age: 62

•Founder, Black Executive CMO Alliance │ BECA

Through her extensive marketing leadership experience at large global brands, Jerri brings in-depth knowledge of strategic, operational and financial aspects of integrated and online marketing along with expertise in brand management, customer engagement and e-Commerce.

•Member, Compensation Committee; Environmental, Social and Governance Committee

•Other Public Company Board Service: Root, Inc. (2020- Present), Under Armour, Inc. (2017 – Present)

•Recent Past Public Company Board Service: The ServiceMaster Company, LLC (2016 – 2018), Belk Inc. (2010 – 2016), Gurwitch Products, LLC (2009 – 2011), Tommy Hilfiger Corporation (2004 – 2006)

•Recent Past Public Company Advisory Board Service: PepsiCo Inc. (2002 – 2012)

Jerri has more than 30 years of extensive marketing, e-Commerce, brand management and leadership experience at large global brands. Until March of 2020 Jerri served as the Executive Vice President and Chief Customer Officer of Office Depot, Inc., a global supplier of office products and services, where she led the e-Commerce and Customer Service functions, as well as Marketing and Communications. She initially joined Office Depot as Executive Vice President and Chief Marketing Officer in September of 2017, shortly before Office Depot acquired CompuCom Systems Inc. as part of its strategic transformation to a broader business services and technology products platform.

From March 2014 until May 2016, Jerri also served as the Vice President and Chief Marketing Officer of The ADT Corporation, a leading provider of home and business security services. She led ADT’s marketing efforts and oversaw all strategic, operational and financial aspects of its integrated marketing programs, which included brand advertising, digital marketing, communications, lead generation, sponsorships and more. From July 2012 to March 2014, Jerri was Principal of DeVard Marketing Group, a firm specializing in advertising, branding, communications and traditional/digital marketing strategies. Prior to that, she served as the Executive Vice President and Chief Marketing Officer of Nokia Corporation from January 2011 to June 2012. Additionally, from 1998 until January 2003, she served as Chief Marketing Officer at Citi. Jerri has also held senior marketing roles at Verizon Communications Inc., Revlon Inc., Harrah’s Entertainment, Inc., the NFL’s Minnesota Vikings and the Pillsbury Company.

Jerri holds an MBA in Marketing from Atlanta University Graduate School of Business and a BA in Economics from Spelman College, where she served as a member of the board of trustees from 2005 to 2014.

Jill Greenthal

Director since 2017 Independent Age: 64

•Senior Advisor, The Blackstone Group

Through her experience as a leading investment banker and advisor, counseling global technology and media companies as they build and finance their businesses, Jill brings an extensive understanding of the internet, technology and media business as well as corporate finance, mergers and acquisitions and extensive public company board experience.

•Chair, Environmental, Social and Governance Committee; Member, Audit Committee

•Other Public Company Board Service: Akamai Technologies, Inc. (2007 – Present), Houghton Mifflin Harcourt (2012 – Present)

•Recent Past Public Company Board Service: Flex, Ltd. (2018 – 2020), TEGNA Inc. (2015 – 2017), The Michaels Companies, Inc. (2011 – 2015), Orbitz Worldwide, Inc. (2007 – 2013)

Jill advised and financed media companies for over 30 years, having worked in all sectors of the business. Since 2007, Jill has been a Senior Advisor in Private Equity at The Blackstone Group, a global asset management firm where she works closely with the global media and technology teams to assist in investments in those sectors. From 2003 until 2007, Jill served as a Senior Managing Director in Blackstone’s M&A group.

Prior to joining Blackstone, Jill was Co-Head of the Global Media Group, a member of the Executive Board of Investment Banking and Co-Head of the Boston Office at Credit Suisse First Boston (CSFB), an investment bank. She was also Co-Head of the Boston office of Donaldson, Lufkin & Jenrette (DLJ), before its acquisition by CSFB. Prior to joining DLJ, she was Head of the Media Group at Lehman Brothers.

Jill is also a Trustee of the Dana-Farber Cancer Institute and The James Beard Foundation and is an Overseer of the Museum of Fine Arts in Boston.

Jill holds an MBA from Harvard Business School and a BA in Economics from Simmons College.

Thomas Hale

Director since 2017 Independent Age: 52

•President, SurveyMonkey Inc.

With his leadership positions at multiple successful online companies, Tom brings comprehensive experience with web marketplaces, subscription businesses, and product and technology operations, as well as financial expertise and significant management, leadership and operational experience.

•Member, Audit Committee; Environmental, Social and Governance Committee

•Recent Past Public Company Board Service: ReachLocal, Inc. (2014 – 2016), Intralinks Holdings, Inc. (2008 – 2017)

Tom is the President of SurveyMonkey, Inc. (Nasdaq: SVMK), the world’s largest online survey company. Before joining SurveyMonkey in July 2016, he served as the Chief Operating Officer from July 2010 to April 2015 of HomeAway, Inc., an internet marketplace for vacation rentals, where he managed the engineering, product, design and IT/operations teams and led the company through its initial public offering and subsequent acquisition by Expedia. During his tenure at HomeAway, he transformed the company from an advertising venue into a payments-enabled marketplace serving both the peer-to-peer consumer and the business-to-business property manager markets.

Prior to joining HomeAway, Tom served as the Chief Product Officer of Linden Lab, a privately held American internet company, where he redesigned the consumer experience of Second Life, the largest user-created 3D virtual world. Prior to that, Tom held several executive positions at Macromedia, where he built out the company’s developer and knowledge worker strategies. Following the acquisition of Macromedia by Adobe Systems Incorporated, Tom was responsible for the Acrobat family of products, including the revamped user experience for Acrobat and integration of the real-time collaboration tool Adobe Connect.

Tom currently serves on the board of directors of NoiseAware, a leading noise monitoring technology company, and previously served as a member of the board of directors of ReachLocal, Inc., a public business-to-business digital marketing services firm, before its sale to Gannett Company, Inc., and of Intralinks Holdings, Inc., a public global technology provider of enterprise content management solutions, before its sale to Synchronoss Technologies, Inc.

Tom holds a BA from Harvard University.

Michael Kelly

Director since 2018 Independent Age: 63

•Co-Founder, Kelly Newman Ventures, LLC

As an entrepreneur and media executive, Mike is an expert at delivering quality content to consumers across many different platforms. In addition to his past success in leading traditional and new media companies, he brings a deep knowledge of the digital space and connections with advertisers.

•Member, Audit Committee; Compensation Committee

•Other Public Company Board Service: Seeen plc (2019 – Present)

•Recent Past Public Company Board Service: Bankrate (2012 - 2017); MediaMind (2010 – 2011)

Mike is the Co-Founder of Kelly Newman Ventures, LLC, an advisory and investment firm, and has served as its CEO since its formation in September 2016. He is currently serving as a director on the board of Entertainment AI plc, a UK-based media company. Previously, he served as the President and CEO of The Weather Channel Companies, a leading weather-focused media and technology company. He devised and led the digital transformation of The Weather Channel, launching its mobile and tablet applications that grew to over 75 million users during his tenure. The total consumer audience almost tripled and market value of the company rose by over $1 billion.

Prior to that, Mike served as the President of AOL Media Networks, a division of Time Warner, Inc. Mike and his team created one of the first data-driven digital advertising platforms of scale, acquired and integrated ten companies ($1.2 billion) and grew revenues from $600 million to $2.2 billion annually. Before AOL, he served as President of the Global Marketing group at Time Warner and prior to that he was the Founder and CEO of American Town Network, LLC. Mike was also on the launch team and became Publisher of Entertainment Weekly magazine, achieving 30% revenue CAGR for 10 straight years.

Mike has served as an advisor to numerous investment firms, consultants and companies, including Veronis Suhler Stevenson. Mike served on the board and was the compensation committee chair at publicly-traded Bankrate until its sale in 2017. He also served as the chairman of Unruly Media, a UK tech company that was acquired by NewsCorp in 2015.

He currently serves on the board of directors of Seeen plc, a UK-based media company, Quantcast Corporation, an American technology company that specializes in audience measurement and real-time programmatic advertising, American Town Network, LLC, which operates AmericanTowns.com, a content platform for local businesses and communities, Dianomi, a UK-based financial services marketing company, and Sliide, a UK-based mobile technology company and on the board of advisors of Celtra Inc., a mobile advertising company. Mike is also on the board of the American Advertising Federation and the board of councilors of the Carter Center in Atlanta and is a founding member of The Kelly Gang.

Mike holds a BA in Political Science from the University of Illinois at Urbana-Champaign.

Donald A. McGovern, Jr.

Director since 2017 Independent Age: 70

•Retired Vice Chairman, Global Assurance, PricewaterhouseCoopers LLP (PwC)

Through decades of leadership at PwC and public and private company board experience, Don brings wide-ranging operational, financial, accounting, audit, restructuring, divestiture and mergers and acquisitions experience.

•Chairman, Audit Committee; Member, Compensation Committee

•Other Public Company Board Service:  180 Life Sciences (2020 – Current)

•Recent Past Public Company Board Service: CRH, plc (2013 – 2019)

•Recent Past Private Company Board Service: Neuraltus Pharmaceuticals, Inc. (2014 – 2019); eAsic Corporation (2016 – 2018)

Don has deep operational, financial and accounting experience, having retired from PwC in June 2013 following a 39-year career with the firm. During his time at PwC, Don, besides directing the U.S. firm’s services for large public company clients, was managing partner of the NY Metro Assurance practice at the time of the merger of Price Waterhouse and Coopers & Lybrand and subsequently, the managing partner of the San Jose Market (Silicon Valley). He had operational responsibility for NY Metro Assurance and for the integration, restructuring and transformation of the practice post-merger. Upon transferring to Silicon Valley in 2001, besides operational responsibility, he restructured the San Jose practice following the dot.com downturn. In addition, his recent board work with CRH included a significant restructuring of the company in 2014, involving a portfolio review of all component companies, a resulting $800 million impairment charge, a decision to sell $2.5 billion of companies and subsequent acquisition of companies for over $10 billion. In serving large public companies, such as Cisco Systems, Applied Materials and Schlumberger as the lead audit partner, Don gained extensive securities experience related to registration statements, periodic reporting, mergers and acquisitions, restructurings and divestitures and the adoption and implementation of complex accounting standards and other regulatory standards such as SOX 404 reporting. For venture capital-backed technology companies, he was the lead audit partner on over 20 Silicon Valley IPOs and concurring partner on at least 15 other IPOs.

Don finished his career with PwC having served on the PwC Global Leadership Team from 2008 to 2013 as Vice Chairman, Global Assurance, with overall responsibility for the Global Assurance practice (revenue of $14.7 billion for the fiscal year ended June 30, 2013). Besides positions mentioned previously, he held various other leadership roles at PwC, including lead director of the board of partners and principals of the U.S. firm and a member of PwC’s Global Board.

Don is also a member of the American Institute of Certified Public Accountants and is currently licensed in California, Illinois and New York.

Don holds an MBA from DePaul University and a BA in History and Political Science from Marquette University.

Greg Revelle

Director since 2017 Independent Age: 43

•Chief Marketing Officer, Kohl’s Corp.

With senior leadership experience in marketing at each of Kohl’s, Best Buy and AutoNation, Greg brings expertise in digital transformation, brand positioning, media, customer strategy and traffic generation, as well as sophisticated analytics capabilities and automotive marketing experience.

•Member, Audit Committee; Compensation Committee

•Recent Past Other Board Service: The Advertising Council (2016 – 2017)

Greg is the Senior Executive Vice President and Chief Marketing Officer of Kohl’s Corp., where he is responsible for Kohl’s marketing organization, including the overall marketing strategy, brand and creative, media and personalization, loyalty efforts, customer insights and analytics, corporate communications and philanthropic efforts. Greg leads the company’s focus on driving customer engagement through data-driven personalization, leadership in loyalty, accelerating customer traffic and continuing to build the Kohl’s brand.

Prior to joining Kohl’s in 2017, Greg was the Chief Marketing Officer of Best Buy Company, Inc. starting in 2014, where he played an important role as member of the turn-around executive team. He led the company’s digital transformation along with redefining Best Buy’s brand positioning and customer strategy, developing sophisticated analytics capabilities, driving significant growth in the company’s loyalty program and enhancing operational efficiency. Prior to Best Buy, Greg served as the Chief Marketing Officer of AutoNation, Inc., where he rebranded the company to consolidate 15 regional brands into one unified national brand, and developed and launched new web and mobile app e-Commerce platforms. He also served as the Vice President of Worldwide Online Marketing at Expedia Inc. and as an investment banker at Credit Suisse.

Greg holds an MBA from Harvard Business School and a BA in Finance and Economics from Princeton University.

Jenell R. Ross

Director since 2021 Independent Age: 51

•President, Bob Ross Auto Group in Centerville, Ohio (dealership includes three franchises: Buick, GMC and Mercedes-Benz.)

Jenell brings valuable insights to the Board through her years of leadership in the automotive industry and the many public, civic and charity boards on which she is involved. Her real-world experience as a successful dealer owner-operator further enhances the perspectives of our Board. Jenell has the distinction of being the only African American woman who owns Mercedes-Benz and Buick-GMC dealerships.

•Member, Audit Committee; Environmental, Social and Governance Committee

•Other Public Company Board Service:  Hub Group, Inc. (2020 – Present)

•Other Private Company Board Service:  University of Dayton, Board of Trustees (2005-Present); Dayton Chamber of Commerce, Minority Business Partnership (2010-Present); Will Allen Foundation (2012-Present); Norma J. Ross Memorial Foundation, Founder (2010 – Present)

•Recent Past Private Company Board Service: Federal Reserve Bank of Cleveland (Cincinnati Branch) (2018-2020); State of Ohio Motor Vehicle Dealer Board (2012-2016); American International Automobile Dealers Association (2001-2014, chair 2013); Inaugural Board of the Dayton Performing Arts Alliance (2012-2014)

Since 2010, Jenell has been President of the Bob Ross Auto Group, a franchised dealer for Mercedes-Benz, Buick and GMC.

Jenell is the only second generation African American woman automobile dealer in the country and the Bob Ross Auto Group’s Mercedes-Benz dealership is the first African American-owned Mercedes-Benz dealership in the world. Under her leadership, the Bob Ross Group has continued to rank as a leader in Buick, GMC and Mercedes-Benz sales and customer service.

Jenell holds a BA in Sociology from Emory University. She has completed the General Motors Dealer Management Development Program and is a graduate of the National Automobile Dealers Association Dealer Candidate Academy.

Bala Subramanian

Director since 2018 Independent Age: 49

•Chief Digital Officer, AT&T

From his experience at AT&T, Best Buy and T-Mobile, Bala brings digital, technology and strategy expertise across business development, corporate digital transformation, best-in-class customer experiences, technology team management and investment oversight.

•Member, Audit Committee; Compensation Committee

Bala is an experienced technology and digital executive with over 16 years of leadership and management experience in digital transformations and building out best-in-class consumer experiences in competitive environments. He is a highly respected executive with a proven track record of building high-powered organizations capable of delivering complex, reliable and highly scalable solutions. Bala has been serving as the Chief Digital Officer of AT&T since April 2018, where he leads efforts to transform the digital experience of customers and employees across all touchpoints – stores, call centers, online and in-home. In addition, Bala is responsible for the company initiatives to offer multichannel experiences to customers.

From 2017 to 2018, Bala served as the Chief Digital Officer of Best Buy Company, Inc., a specialty retailer of consumer electronics, personal computers, entertainment software and appliances, where he was responsible for Best Buy's Digital Organization, including technology strategy, various growth initiatives and the product teams that supported the company’s $6 billion e-Commerce business. Prior to that, Bala served as the Chief Technology Officer of Best Buy from 2012 to 2017.

From 2008 to 2012, Bala served as Vice President, Technology Strategy and Enterprise Architecture of T-Mobile USA, Inc., one of the largest providers of wireless voice and data communications services in the United States. He held various leadership and technology strategist roles at T-Mobile from 2000 to 2008, including Senior Director, Systems Engineering & Strategy. During his time at T-Mobile, Bala was responsible for all aspects of architecture and technology strategy for the company.

Prior to 2000, Bala held various positions at Omnipoint Communications Services, Inc., Ericsson, Inc. and DSC Communications, Inc.

Bala holds an MBA from The Fuqua School of Business at Duke University, an MS from the University of Oklahoma and a Bachelor of Engineering from University of Madras.

T. Alex Vetter

Director since 2017 President and CEO Age: 50

•President and CEO, Cars.com Inc.

•Recent Past Private Company Board Service: RepairPal, Inc. (2014 – 2018), Media Management Technologies, Inc. (2005 – 2015)

Alex co-founded Cars.com and has served as President and CEO since November 2014. Since becoming CEO, Alex has taken Cars.com Inc. (CARS) public and transformed the Company’s business model from an online listings and content provider to a technology platform powering innovative solutions and frictionless omni-channel experiences for the automotive industry. Alex has diversified the Company’s revenue streams with the strategic acquisitions of Dealer Inspire and DealerRater, the launch of FUEL, and the productization of Cars.com’s more than 20 years of data, accelerating CARS’ differentiated solutions strategy.

Alex is passionate about empowering users and leveraging technology to drive the future of automotive retail and enable businesses to keep local at the center of digital community and commerce. He is also committed to building a diverse, equitable and inclusive workforce at CARS, and as a long-time dealer advocate, working to increase representation and drive meaningful and sustainable change within the automotive industry.

Prior to serving as CEO, Alex served in several senior management roles for Cars.com spanning multiple functional areas. From 2006 until 2014, he served as Cars.com’s Senior Vice President and Chief Operating Officer. In these roles, Alex envisioned and executed on a strategy to grow Cars.com’s revenue from $200 million to over half a billion in sales across seven distinct sales channels, and successfully scaled the business across diverse client bases ranging from local operators to Fortune 100 companies.

Prior to Cars.com, Alex served as Manager of Business Development of Classified Ventures from 1997 to 1998, and as Business Development Manager of Tribune Interactive/Tribune Media Services from 1996 to 1997.

Alex holds a B.A. in History and Psychology from Providence College.

Bryan Wiener

Director since 2018 Independent Age: 50

•CEO, Profitero

As a 25-year advertising industry veteran, Bryan specializes in successfully transforming and growing companies in highly-disruptive environments.

•Member, Compensation Committee; Environmental, Social and Governance Committee

•Recent Past Public Company Board Service: Comscore (2017 – 2019)

Bryan is an entrepreneur and business-builder who has spent the past 25 years driving growth amid chaotic markets undergoing rapid technological transformation. He is currently serving as the CEO of Profitero, a leading global enterprise eCommerce SaaS analytics platform.

Prior to Profitero, he was the former CEO and director at Comscore, Inc., a global leader in cross-platform audience and advertising measurement. Prior to that, Bryan was Chairman and before that CEO of award-winning advertising agency 360i. In 2004, he co-founded and was co-CEO of Innovation Interactive, the parent company of both 360i and SaaS provider Ignition One, which he grew and then sold to Dentsu, Inc., a global advertising holding company, in 2010, and continued to lead within Dentsu until his departure in 2018. During his tenure, he pioneered a new kind of agency designed to help brands capitalize on change, leveraging deep expertise in data, technology and innovation. Bryan scaled the company from fewer than 40 to more than 1,000 employees worldwide and partnered with some of the largest and most iconic brands in the world.

From 2014 to 2015, Bryan concurrently served as chairman of Expion, a social content marketing software company, that was successfully acquired by Sysomos. He also previously held a series of senior management positions at public companies, including serving as president of Net2Phone Global Services, LLC, a subsidiary of Net2Phone, Inc., the early VoIP software company, where he led a two-year, $75 million EBITDA turnaround. Prior to Net2Phone, Bryan served as general manager at theGlobe.com, one of the first-ever social media companies.

Bryan currently serves on the advisory board of the S.I. Newhouse School of Public Communications at Syracuse University.

Bryan holds an MBA from the Stern School of Business at New York University and a BA from Syracuse University.

Stockholder Approval Required

In order to be elected as a director, each director nominee must receive the affirmative vote of a majority of the votes cast for the election of directors. If a director nominee does not receive this majority vote, he or she is not elected.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH AND ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

If you have any questions or require any assistance with voting your shares, please contact our Corporate Secretary at Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606 or by calling our Corporate Secretary at (312) 601-5000.

Board Governance

Director Independence

Our Board’s categorical standards of director independence are consistent with NYSE listing standards and are available in the Company’s Corporate Governance Guidelines on our website at investor.cars.com under “Governance – Governance Documents.” Our Board has determined that all ten non-executive directors (Scott, Jerri, Jill, Tom, Mike, Don, Greg, Jenell, Bala and Bryan) meet these standards and are independent directors for purposes of the NYSE listing standards. Our Board does not consider Alex, our Chief Executive Officer, to be independent. All current members of the Audit Committee, Compensation Committee, and ESG Committee are independent.

Meeting Attendance

We expect directors to attend all meetings of the Board and the committees on which they serve. The Board held seven meetings in 2020. During fiscal year 2020 all incumbent directors attended over 75% of the aggregate number of meetings of the Board and the committees on which they served. Seven directors attended the 2020 annual meeting of stockholders.

Board Leadership Structure

The roles of Chairman of the Board and CEO are separate. We believe this structure: (i) promotes balance between the Board’s independent authority to oversee our business, on the one hand, and the CEO and our management team who manage the business on a day-to-day basis, on the other hand; and (ii) allows the CEO to focus his time and energy on operating and managing the Company and to leverage the experiences and perspectives of the Chairman of the Board.

The duties of the Chairman include:

•	ensuring that the Board is effective in discharging its responsibility for setting and implementing the Company’s direction and overall strategy;
•	presiding over all meetings of the Board and all executive sessions of non- executive directors;
•

serving as liaison on board-wide business matters between the CEO and the non-executive directors, although Company policy also provides that all directors shall have direct and complete access to the CEO and other members of senior management at any time as they deem necessary or appropriate, and vice versa;

•	in consultation with the CEO, reviewing and approving agendas and materials for meetings of the Board;

•	reviewing and approving meeting schedules to assure there is sufficient time for discussion of all agenda items;
•	calling meetings of the non- executive directors, if desired; and
•	being available when appropriate for consultation and direct communication if requested by stockholders.

Our Corporate Governance Guidelines provide that the independent directors meet in regularly scheduled executive sessions without management, which our directors have regularly done.

Director Nomination Process

Our Board believes that an appropriate balance of skills, attributes and experience is important for an effective board of directors. The ESG Committee is responsible for establishing director qualification criteria and identifying the key competencies, skills and desired areas of expertise for the Board as a whole. When evaluating potential directors for nomination to the Board, the ESG Committee considers: (i) whether the candidate has demonstrated, by significant accomplishment in his or her field, an ability to contribute meaningfully to the Board’s oversight of the business and affairs of the Company; (ii) the candidate’s reputation for honesty and ethical conduct in his or her personal and professional activities; (iii) the candidate’s specific experience and skills, industry background and knowledge relevant to the strategic needs of the Company; (iv) diversity of experience and perspectives, including diversity with respect to race, gender, sexual orientation, ethnicity, background and areas of expertise, and (v) other factors it deems relevant. The ESG Committee believes that diversity, background, and experience are all relevant to the strategic requirements of a successful business and seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s discussions and decision-making process.

The ESG Committee regularly reviews and evaluates the Board’s composition to determine whether the Board requires skills or experience not currently represented on the Board. In 2020 the ESG Committee retained a third-party search firm to assist in identifying and evaluating candidates meeting the profile of a director with relevant auto industry experience that would also add further diversity on the Board. As a result of that proactive search, the Board appointed Jenell as a director in April 2021.

In the event that, as part of its ongoing review and evaluation, the Board determines that it requires any additional directors, the Company’s bylaws permit the Board to expand the size of the Board of Directors and appoint persons to fill any resulting vacancies without the need for stockholder action.

The ESG Committee will consider candidates for our Board recommended by our stockholders for election at the Annual Meeting. Nominations of candidates for our Board by our stockholders for consideration at the Annual Meeting are subject to the deadlines and other requirements described under “Miscellaneous - Stockholder Proposals.”

Committees of the Board

Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the ESG Committee. The charter of each standing committee is available, free of charge, on our Investor Relations website at investor.cars.com under “Governance – Governance Documents.”

Name	Audit Committee	Compensation Committee	Environmental, Social and Governance Committee
Scott Forbes		Chair	X
Jerri DeVard		X	X
Jill Greenthal	X		Chair
Tom Hale	X		X
Mike Kelly	X	X
Don McGovern	Chair	X
Greg Revelle	X	X
Jenell Ross	X		X
Bala Subramanian	X	X
Alex Vetter
Bryan Wiener		X	X

Audit Committee

The Audit Committee assists our Board in its oversight of the integrity of our financial statements and the qualifications, independence and performance of our independent auditor. The Audit Committee has discretion to appoint annually our independent auditor, to evaluate its independence and performance and to set clear hiring policies for the independent auditor’s employees or former employees.

The Audit Committee’s responsibilities include the following:

•	the accounting and financial reporting processes of the Company;
•	the integrity of the financial statements of the Company;
•	the independent auditor’s qualifications, performance, compensation and independence;
•	the design, implementation and performance of the Company’s internal audit function;
•	the compliance by the Company with legal and regulatory requirements;
•	reviewing and approving or ratifying related person transactions between us or our subsidiaries and related persons; and
•	Company policies with respect to risk assessment and management, including financial, data privacy and security (including cybersecurity), business continuity, and operational risks.

The current members of the Audit Committee are Don (Chair), Jill, Tom, Mike, Greg, Jenell and Bala, each of whom our Board has determined to be “independent” under the NYSE corporate governance rules and Rule 10A-3(b)(1) under the Securities Exchange Act. Jill was re-elected to the Audit Committee in March of 2021 and Jenell was appointed in April of 2021. Our Board has determined that each member of the Audit Committee meets the NYSE’s financial literacy requirements and that Don qualifies as an “audit committee financial expert” under SEC rules. The Audit Committee met nine times in 2020.

Compensation Committee

The Compensation Committee discharges our Board’s responsibilities relating to compensation of the Company’s directors, executives, and senior officers and has overall responsibility for oversight of the

Company’s compensation plans, policies, and programs. The Compensation Committee’s duties and responsibilities include reviewing and approving on an annual basis corporate goals and objectives relevant to compensation of the CEO and other members of the executive team as well as approving all grants of equity-related compensation. The Compensation Committee, together with the ESG Committee, reviews the Company’s Organization and Succession Plan at least annually.

The current members of the Compensation Committee are Scott (Chair), Jerri, Mike, Don, Greg, Bala, and Bryan. Our Board has determined that each member of the Compensation Committee meets the independence requirements of the SEC as well as those of the NYSE. The Compensation Committee met four times in 2020. The Compensation Committee also held one joint meeting with the ESG Committee in 2020.

The Compensation Committee has primary responsibility for administering our Omnibus Incentive Compensation Plan and in that role is responsible for approving equity grants to employees.

The Compensation Committee also oversees the organization plan and senior officer succession planning in consultation with the ESG Committee.

Under its charter, the Compensation Committee may, in its sole discretion, retain or obtain advice of a compensation consultant, independent legal counsel, or other adviser. The Compensation Committee is directly responsible for the appointment, compensation and oversight of any such consultant, counsel or adviser, and the Company shall provide appropriate funding for payment of reasonable compensation to any such consultant, counsel or adviser, as determined by the Compensation Committee. In selecting a consultant, counsel, or adviser, the Compensation Committee evaluates its independence.

During 2020, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its consultant to advise it on executive compensation matters for which Meridian received customary fees. Meridian’s work included providing guidance regarding the treatment of equity compensation awards and related matters. After considering factors used by the Compensation Committee to evaluate independence, the Compensation Committee determined that Meridian is an independent compensation consultant in accordance with applicable SEC and NYSE rules.

Meridian participates in Compensation Committee meetings as requested by the Chair of the Compensation Committee and communicates directly with the Chair of the Compensation Committee outside of meetings. Meridian has provided the following services to the Compensation Committee:

•

participated in Compensation Committee executive sessions without management present to assist in analyzing executive compensation practices and trends, the appropriate relationship between pay and performance, and other relevant compensation-related matters;

•	advised regarding market trends and best practices;
•	consulted with management and the Compensation Committee regarding market data used as a reference for pay decisions;
•	participated in the design of the Company’s 2020 equity award programs and short-term incentive plan; and
•	advised regarding the Company’s director compensation program.

Environmental, Social and Governance Committee

The ESG Committee assists our Board in fulfilling its oversight responsibilities relating to our environmental, social and governance (“ESG”) matters, including:

•	assisting the Board by identifying individuals qualified to become directors consistent with criteria approved by the Board;

•	advising, educating and making recommendations to the Board on corporate governance matters;
•

reviewing Company policies, practices and positions relating to ESG issues in order to further its corporate citizenship and sustainability responsibilities, including issues related to the environment, climate change, human rights, labor rights, and diversity and inclusion, considering the impact on internal and external stakeholders;

•	recommending Board committee appointments and chairs;
•	overseeing executive management succession planning in consultation with the Compensation Committee; and
•	leading the Board in its annual review of the performance of management and of the Board itself and its committees.

The ESG Committee, together with the Compensation Committee reviews the Company’s Organization and Succession Plan at least annually.

The current members of the ESG Committee are Jill (Chair), Scott, Jerri, Tom, Jenell and Bryan, all of whom have been determined by the Board to be “independent” under the NYSE corporate governance rules. Jenell was appointed to the ESG Committee in April of 2021. The ESG Committee met three times in 2020. The ESG Committee also held one joint meeting with the Compensation Committee in 2020.

Corporate Governance

The Board’s Role in Risk Oversight

Our business faces various risks, including strategic, financial, legal, operational, and accounting risks. Identifying, managing and mitigating our exposure to these risks and effectively overseeing this process is critical to our operational decision-making and annual planning processes. While management is responsible for the day-to-day management and mitigation of risk, our Board has the ultimate responsibility for risk oversight. Management reviews and discusses risks with the Board as part of the business and operating review conducted at each of the regular meetings of the Board.

While the Board has primary responsibility for overseeing the Company’s risk management, each committee of the Board also considers risk within its area of responsibility. Each committee regularly reports back to the Board on its risk oversight activities and invites the Board to committee meetings for the discussion of risks that the chair of that committee believes will benefit non-committee member directors. The Audit Committee has primary oversight of our risk assessment and financial risk management, including financial reporting, internal control and compliance risks and also oversees risks arising from related-party transactions, data privacy and security (including cybersecurity), business continuity and operations. At least quarterly, the Audit Committee meets separately with our internal auditor and representatives from our independent auditor. In addition, management regularly reports to the Audit Committee on litigation and regulatory developments, our compliance with the Sarbanes-Oxley Act of 2002, as amended, cybersecurity and other corporate compliance policies. The Compensation Committee reviews risks arising from our compensation programs generally, and our executive compensation programs in particular. The ESG Committee oversees risks related to our governance structure, succession planning and our policies, practices and positions to further our ESG responsibilities.

Compensation and Risk

The Company has undertaken a risk review of the Company’s employee compensation plans and arrangements in which our employees (including our executive officers) participate, to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten the value of the Company. In our review, we considered numerous factors and design elements that manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including the following:

•	a commission-based incentive program for sales employees that results in payout based only on measurable financial or business-critical metrics;
•

annual bonuses with a portion for executive employees that are funded based on Company performance and are paid based on a combination of quantitative and/or qualitative factors and individual performance; and

•

our practice of awarding long-term equity grants to our executives upon hire and annually in order to directly tie the executive’s expectation of compensation to their contributions to the long-term value of the Company.

Based on our review, we concluded that any potential risks arising from our employee compensation programs, including our executive programs, are not reasonably likely to have a material adverse effect on the Company.

Communications with All Interested Parties

If a stockholder or any interested party has any concern, question or complaint regarding any accounting, auditing, or internal controls matter, any issues arising under our Code of Conduct or any other matter that he or she wishes to communicate with the Board, the non-executive directors as a group, or any individual director, the stockholder or interested party may write to any of these groups or individuals at Cars.com Inc., Attention: Chairman of the Board, 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606. The Chairman of our Board will relay the communication to the full Board, director group, or individual director as appropriate. From time to time, the Board may change the process for stockholder communication with the Board or its members. Refer to our website at investor.cars.com under “Governance” for any changes in this process.

Whistleblower Hotline

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Conduct or other matters. Any employee, stockholder, or other interested party may call the hotline and submit a report. The hotline is operational 24 hours a day, seven days a week. Information on our hotline is available in our Ethics Reporting Guidelines, which are available on our website at investor.cars.com under “Governance,” our Code of Conduct, our Employee Handbook, our annual employee training and our employee intranet.

Availability of Corporate Governance Documents

Our Corporate Governance Guidelines, Code of Conduct, Ethics Reporting Guidelines, and other corporate policies may be viewed on our website at investor.cars.com under “Governance.” In addition, these documents are available in print to any stockholder who requests them by writing to Investor Relations at the Company’s headquarters.

Compensation Committee Interlocks and Insider Participation

Scott, Jerri, Mike, Don, Greg, Bala and Bryan are the members of the Compensation Committee. No Compensation Committee member has ever been an officer or employee of the Company. No executive officer of the Company currently serves, or during the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Director Share Ownership and Retention Policy

Our non-executive directors are subject to minimum share ownership and share retention requirements. Under these requirements, our non-executive directors are expected to hold shares of our common stock with a value of three times the annual cash retainer (the current requirement is $225,000). Our non‑executive directors are expected to hold at least 50% of the shares received from the Company as compensation until the stock ownership requirements are met.

Environmental, Social and Corporate Governance

Corporate responsibility at the Company is driven by our desire to build a culture and business that cares about our people, our customers, our community and our planet. Upholding the highest standards of integrity, inclusion and responsible business operating practices is one of our highest priorities. Our long-term approach is to integrate best practices and emerging norms in the areas of environmental consciousness, social responsibility, ethics, diversity and inclusion, corporate governance, and data privacy into our strategy and actions as a company.

To meet the expectations of our stakeholders and to earn and maintain their trust, we continue to update our sustainability and social responsibility policies and processes. We manage our business with ESG criteria as important operational considerations, including the following:

•	Tying a portion of 2021 executive incentive compensation to the Company’s ESG strategy by creating individual plans of action with specific ESG goals;
•	Talent development and retention policies;
•	Workforce/labor policies including an Employee Code of Conduct, a whistleblower policy, and an anti-harassment policy;
•	Policies to ensure appropriate focus on data security and privacy;
•

Sustainability practices that reduce overall energy consumption and GHG emissions, including the transition in 2021 to an external cloud services provider, thereby reducing the emissions from our data warehousing activities;

•

Additional volunteer opportunities to serve the communities in which we operate and the furthering of our partnership with the National Association of Minority Automobile Dealers to provide technologies and tools to help their businesses;

•	Company policies with respect to risk assessment and risk management, including financial, data privacy and security (including cybersecurity), business continuity, and operational risks; and
•	Responsible corporate governance mechanisms that protect stockholder rights and increase board transparency and accountability.

The ESG Committee has primary responsibility for these activities generally, including assuring that the three standing committees of the Board fulfill their responsibility to oversee risk management of ESG issues within the specific areas of their competence.

Please visit our Corporate Responsibility page at investor.cars.com/ESG for more information.

Compensation of Non-Executive Directors

Under the Company’s Non-Executive Director Compensation Program, each of our non-executive directors receives the following for the applicable director compensation year:

•

an annual cash retainer of $75,000, payable quarterly, which was temporarily reduced by 20% ($15,000) per quarter for two quarters in 2020 in response to the COVID-19 pandemic (plus, commencing in 2021, an additional $1,000 per meeting if the number of meetings of any one committee exceeds eight meetings per year);

•	an annual equity award in the form of restricted stock units (“RSUs”) with a grant date value equal to $150,000 (increased to $180,000 commencing in 2021), which will vest on the terms described in the table below and be eligible for dividend equivalents that would be deemed to be reinvested in shares of our common stock; and
•

an additional annual cash retainer of $20,000, payable quarterly, to committee chairs, which was temporarily reduced by 20% ($4,000) per quarter for two quarters in 2020 due to the COVID-19 pandemic, and an additional annual equity award to the independent Chairman of the Board in the form of RSUs with a grant date value equal to $75,000, which will vest on the terms described below and be eligible for dividend equivalents.

Non-executive directors are generally afforded the option to defer receipt of their equity awards after their vesting date.

2020 Director Compensation Table

The following table shows the compensation paid to our non-executive directors for their service on the Board during the fiscal year ending on December 31, 2020. Alex, our President and CEO, did not receive additional compensation for his service on the Board. Alex’s compensation is described in the “2020 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Scott Forbes	85,500	225,002	310,502
Jerri DeVard	67,500	150,001	217,501
Jill Greenthal	85,500	150,001	235,501
Thomas Hale	67,500	150,001	217,501
Mike Kelly	67,500	150,001	217,501
Don McGovern	85,500	150,001	235,501
Greg Revelle	67,500	150,001	217,501
Bala Subramanian	67,500	150,001	217,501
Bryan Wiener	67,500	150,001	217,501

(1)

Reflects annual cash retainer of $75,000, which was temporarily reduced to $15,000 per quarter for two quarters in 2020, and an additional annual cash retainer of $20,000, which was likewise temporarily reduced to $4,000 per quarter for two quarters in 2020, for service as a committee chair, if applicable, all paid quarterly.

(2)

On May 18, 2020, an annual equity award in the form of 27,076 RSUs was granted to each non-executive director based on a grant date value equal to $150,000. Scott received an additional annual equity award of 13,538 RSUs based on a grant date value equal to $75,000 for serving as the independent chair. Each of these RSUs will vest on the earlier of May 14, 2021 or the day preceding the 2021 Annual Meeting of Stockholders. Directors were entitled to convert their RSUs to Restricted Stock Awards (“RSAs”) and make an 83(b) election with respect to such RSAs. Jerri, Tom, Don and Greg made such elections converting their RSUs to RSAs, with such RSAs having the same vesting schedule as the RSUs.

Our Executive Officers

Alex, our CEO, helped build Cars.com from launch, serving the Company for over 20 years. Other members of the team include Sonia Jain, our Chief Financial Officer, Doug Miller, our Chief Revenue Officer and Jim Rogers, our Chief Legal Officer. Additional members of our executive team have experience in digital product development, online brand strategy, growth marketing and redesigning customer experience at leading online companies including Twitter, Orbitz, Vivid Seats, Belly, Enova, and Avant, and others have automotive experience with leading OEMs and operating dealerships. Our executive team has the right skills to help us connect car buyers and car sellers more intelligently and efficiently, and to position Cars.com Inc. as the leading digital solutions provider for auto dealers, automobile manufacturers, buyers and sellers.

Information on Alex, who is also a member of our Board, can be found above under “Proposal 1: Election of Directors – Meet the Director Nominees – T. Alex Vetter.” Information on Sonia, Doug and Jim can be found below.

Sonia Jain

Chief Financial Officer Age: 41

Sonia has served as Chief Financial Officer since July 2020. She leads accounting, finance and analytics, treasury, investor relations, and strategic planning.

Prior to joining Cars.com, Sonia spent 10 years in various finance roles with Outerwall and Redbox, an innovative consumer-facing media and technology Company now owned by Apollo Global Management. She served as the Chief Financial Officer of Redbox from 2016 to 2020 and as a board member in 2020. During her tenure at Redbox, Sonia helped launch Redbox On Demand, a digital streaming service, and Redbox Entertainment, a division that acquires and produces new content. She also drove improved business performance through pricing strategy and content curation.

Sonia previously worked at both Morgan Stanley and McKinsey.

She holds an MBA from Harvard Business School and a BSE and MS in Electrical Engineering from Princeton University and the Massachusetts Institute of Technology, respectively.

James F. Rogers

Chief Legal Officer Age: 68

Jim has served as Chief Legal Officer since October 2016. He is responsible for the legal aspects of the Company’s securities and corporate governance, and as such leads the Company’s compliance and ethics, cybersecurity and privacy functions. He also manages the legal aspects of the Company’s M&A, commercial and contract, intellectual property, executive compensation, and labor and employment activities. Jim has helped Cars.com achieve a number of important milestones, including spinning off as an independent, publicly traded company, acquiring Dealer Inspire, establishing a $900 million credit facility and later refinancing the facility and issuing senior notes, as well as advancing the Company’s risk management, compliance and ESG programs.

Prior to joining Cars.com, Jim served as the Senior Vice President and General Counsel for Orbitz Worldwide, Inc., a global online travel company. Jim was also the Senior Vice President and General Counsel for TLC Vision Corporation, a private equity-backed vision care company. Before joining TLC Vision Corporation, he was a partner with Latham & Watkins LLP. Early in his career Jim clerked for the Hon. Ruth Bader Ginsburg and for the Hon. Charles Clark.

Jim holds a JD from Columbia Law School, an MPA in Economics and Public Policy from Princeton University and a BA in Economics from Yale University.

Doug Miller

Chief Revenue Officer Age: 50

Doug has served as Chief Revenue Officer since July 2018. He oversees the Company’s sales channels and revenue operations, building on customer relationships with local automotive dealers as well as major dealer groups, national brands and OEMs. Doug is leading the transformation of the go-to-market organization to help expand the Company from a listings model to a business where media, digital solutions and data all work together to support customers’ goals and growth of the business.

Prior to joining Cars.com, Doug served as Chief Revenue Officer at online consumer marketplace LivingSocial, where he helped grow the company from a small start-up to a global enterprise with nearly $2 billion in sales. Previously, Doug held executive positions at Expedia, Ticketmaster and Citysearch.

Doug holds a BA in Sociology from Hamilton College in Clinton, NY.

Compensation Discussion and Analysis

The Compensation Committee is committed to the close alignment of our executive pay programs with Company and individual performance and our stockholders’ interests, while ensuring we can attract and retain key talent in the organization. In this section, we describe the material components of our executive compensation program for the following individuals, who were “Named Executive Officers” (or “NEOs”) of Cars.com Inc. during the fiscal year ended December 31, 2020:

Name	Position with Cars.com Inc.
Alex Vetter	Chief Executive Officer
Sonia Jain (1)	Chief Financial Officer
Jandy Tomy (2)	Vice President, Treasurer – former interim Chief Financial Officer
Becky Sheehan (3)	Former Chief Financial Officer
Jim Rogers	Chief Legal Officer
Doug Miller	Chief Revenue Officer

(1)Sonia was hired as Chief Financial Officer on July 6, 2020.

(2)Jandy served as interim Chief Financial Officer from January 10, 2020 to July 5, 2020.

(3)Becky resigned the position of Chief Financial Officer, effective January 10, 2020.

The Compensation Discussion and Analysis is organized into four sections:

•	Our Compensation Philosophy
•	Role of the Compensation Committee, Management, Compensation Consultants and Peer Groups
•	Elements of Our Executive Compensation Practices
•	Executive Compensation Policies and Arrangements

Our Compensation Philosophy

Our executive compensation program is designed to attract, motivate, retain and fairly reward highly skilled executives who bring the business acumen necessary to achieve our long-term business objectives. We pay for performance and design executive compensation programs that reward short- and long-term performance and align the financial interests of executive officers with those of our stockholders. To that end, the compensation packages provided to our executives include both cash- and equity-based components. We evaluate performance and compensation levels to ensure that:

•	We maintain our ability to attract and retain outstanding employees in executive positions
•	Executive compensation remains competitive with the compensation paid to similarly situated executives at comparable companies
•	Compensation programs are applied in an internally consistent manner

What We Do in Our Compensation Programs

•	Establish, communicate and monitor measurable goals and objectives
•	Review total compensation when making executive compensation decisions
•	Establish maximum award levels for short- and long-term incentive plans
•	Obtain advice of an independent compensation consultant
•	Assess our programs against peer companies and best practices
•	Require executives to pre-clear all stock transactions

•	Avoid incentives that encourage excessive risk
•	Annually assess risk associated with our compensation program
•	Require adherence to our executive stock ownership and holding guidelines
•	Subject incentive compensation of executives to our clawback policy
•	Engage with stockholders regarding perspectives on executive compensation

What We Do Not Do in Our Compensation Programs

•	No tax gross-ups on change in control
•	No single-trigger change-in-control payments
•	No dividends or dividend equivalents on unearned or unvested share units
•	No hedging transactions or short sales involving Company stock
•	No pledging of Company stock as collateral or depositing or holding Company stock in a margin account
•	No executive perquisite programs

Role of the Compensation Committee, Management, Compensation Consultants and Peer Groups

Role of the Compensation Committee

Our Compensation Committee is responsible for establishing the compensation of our NEOs and other senior officers.

The Compensation Committee oversees (i) administration of the Company’s executive compensation plan, policies and programs, including corporate goals and objectives relating to compensation, short-term bonus (incentive) plans and long-term equity compensation plans, (ii) approval of grants of equity awards, and (iii) senior officer organization and succession planning.

The Compensation Committee is appointed by the Board. For the purposes of this Compensation Discussion and Analysis, we refer to the Compensation Committee as the “Committee.”

Role of Executive Officers

Management participates in the review and refinement of our executive compensation program. The CEO meets with the Committee to discuss compensation packages for the executive team and to review the performance of the Company and each executive, other than himself, and makes recommendations with respect to the appropriate base salary, annual cash bonus and grants of long-term equity awards. After considering these recommendations and other considerations discussed below, the Committee determines the annual compensation package for each executive.

Role of Compensation Consultants

The Committee retained Meridian, an independent compensation consulting firm, to assist in the review of our 2020 compensation plans, the outcomes of our compensation practices and insights into peer group pay practices for positions held by the NEOs.

We also use non-customized surveys or other data from compensation consulting firms. A more detailed description of the compensation peer group review and use of survey and other data provided by compensation consultants is included below in the section titled “Role of Peer Groups, Surveys and Benchmarking.”

Role of Peer Groups, Surveys and Benchmarking

We consider multiple sources of data to evaluate the fairness of potential rewards associated with our compensation structures and whether they meet our compensation objectives. We also consider how our compensation practices compare to market practices among relevant companies in terms of size, industry and geography. Among other factors considered are the following, when available, regarding compensation for executives:

•	Data from base salary, bonus and equity compensation surveys that include companies of a similar size, based on market capitalization and revenues;
•

Compensation data for executive officer positions for comparable companies based upon current and prior proxy statements and other SEC filings of relevant companies, including direct industry competitors and non-industry companies with which we commonly compete for talent (including both regional and national competitors).

The Committee may consider competitive market compensation of peer group companies but does not attempt to maintain a certain target percentile within the peer group or otherwise rely solely on such data. The Committee strives to incorporate flexibility into the compensation programs and processes to respond to and adjust for its evolving business and the value delivered by the executive officers.

2020 Peer Groups

For 2020, with the assistance of Meridian, the Committee utilized a compensation peer group in order to assess alignment and competitiveness of the compensation of our NEOs with industry peers regarding pay levels, performance criteria and pay structure and design. The 2020 peer group includes 16 companies.  With the exception of CarGurus, Inc., which was added for 2020, all of the companies listed below were utilized in 2019, 2018 and 2017. No firm was removed from the list in 2020. In connection with the Compensation Committee’s approval of executive officer base salary, incentives and equity compensation discussed below in the sections titled “Elements of Our Executive Compensation Practices,” data regarding compensation practices for comparable executive officer positions at the following peer companies were considered:

Executive Officer Peer Group
CarGurus, Inc.	J2 Global, Inc.
Carvana Co.	LogMeIn, Inc.
Cornerstone OnDemand, Inc.	Match Group, Inc.
CoStar Group, Inc.	Shutterstock, Inc.
Endurance International Group Holdings, Inc.	TripAdvisor, Inc.
Gogo Inc.	TrueCar, Inc.
Groupon, Inc.	Yelp Inc.
Grubhub Inc.	Zillow Group, Inc.

Stockholder Engagement

Maintaining a strong relationship with our stockholders to understand their perspectives is an important part of the Company’s success and can increase corporate accountability, improve decision making and help create long-term value. Our senior management team, including the President and Chief Executive Officer, the Chief Financial Officer, and Head of Investor Relations, as well as our Chairman of the Board regularly engage in meaningful dialogue with our stockholders through in-person and teleconference meetings, earnings calls and other channels of communication. The Company engages in proactive outreach to stockholders to discuss and receive input, provide additional information, and address questions about our business strategy, executive compensation programs, corporate governance, ESG integration and other topics of interest to our stockholders. These engagement efforts allow us to better understand our stockholders’ priorities and perspectives and provide us with useful input concerning these topics.

Elements of Our Executive Compensation Practices

As described below, the key elements of our compensation package for NEOs are base salary, short-term (annual) cash incentive plan (“STIP”) awards, equity-based awards, and our benefits programs.

Pay Elements	Objective	Benefit to Stockholders
Base Salary	Provides NEOs with competitive level of fixed compensation Reflects individual performance and scope of responsibilities, as well as the competitive market for executive talent	Competitive salaries help us attract and retain talented executives
STIP	Rewards executives for achieving annual company and individual goals	Focused on meeting key short-term business objectives and performance metrics
Equity-Based Awards	Provides equity awards for NEOs to focus on long-term stockholder value creation	Award value is based on long-term growth of the Company’s stock price Assists in retention of key executives

Pay Mix, Awards, and Targets

Each executive officer’s compensation has been individually designed to provide a combination of fixed and at-risk compensation that is tied to achievement of the Company’s short- and long-term objectives.

Equity grants represent a significant portion of our executives’ total direct compensation (sum of base salary, STIP and equity-based awards). This helps to align our NEOs’ interests with those of our stockholders. We intend to continue our practice of awarding equity to our executives as it reaffirms our philosophy of paying for performance and aligning compensation directly to long-term value and growth of the Company.

The following charts show the weight of each element of compensation relative to target direct compensation for our CEO and the other NEOs, in the aggregate:

In 2020, 90% of aggregate CEO target direct compensation was variable compensation. Of that amount, 13% was in the form of the STIP cash-based award and the remaining 87% was in the form of Long-Term Incentive Plan equity-based awards with multi-year vesting periods.

In 2020, 76% of aggregate NEO (other than CEO) target direct compensation was variable compensation. Of that amount, 27% was in the form of the STIP cash-based award and the remaining 73% was in the form of Long-Term Incentive Plan equity-based awards with multi-year vesting periods.

Base Salary

We offer base salaries that provide fixed compensation to executives for performance of day-to-day services. Each NEO’s base salary is generally reviewed annually to determine whether an adjustment is warranted or required based on the competitive market, the economic environment and the individual’s performance.

In determining base salaries for our NEOs, the Committee considers a number of factors, including:

•	The scope of responsibilities, prior experience and qualifications;
•	Past individual performance;
•	Base salary and total compensation relative to other executives in similar positions;
•	Competitive market conditions and market data; and
•	Recommendations of the CEO, other than with respect to his own compensation.

The Committee approved salaries increases for certain of our NEOs for 2020.

Name	2019 Annual Base Salary ($)	2020 Annual Base Salary ($)
Alex Vetter	566,500	$650,000
Sonia Jain	-	$480,000
Jandy Tomy	276,750	$285,000
Jim Rogers	360,500	$360,500
Doug Miller	400,000	$412,000

The 2020 salary of Becky Sheehan, our former CFO, was $515,000 when she resigned her employment with us on January 10, 2020.

Short Term Incentive Plan (STIP) Awards

We offer our NEOs the opportunity to earn STIP awards based on achieved performance against Committee-approved performance goals. The Committee, in its sole discretion with respect to the CEO and in collaboration with the CEO for all other NEOs, determines whether and to what extent STIP awards shall be paid to each NEO.

Overview of 2020 STIP Awards

In 2020 our NEOs participated in our STIP program. The Committee set each NEO’s 2020 target STIP award opportunity (expressed as a percentage of base salary) based on a number of factors, including the NEO’s scope of duties and responsibilities, internal pay equity considerations and competitive market conditions and data. The cash payout under this program was based on the following Committee-approved performance factors: (i) the Company Performance Factor (CPF), which related to achieved performance against two equally weighted performance metrics, Adjusted EBITDA (as defined in the Company’s Credit Agreement) and Revenue, and (ii) the Individual Performance Factor (IPF), which related to each NEO’s performance.

Based on achieved performance against the two financial metrics, an NEO may earn between 0% and 200% of the NEO’s target STIP opportunity. The threshold payout for Adjusted EBITDA was set at 12.5% of the NEO’s target STIP opportunity and the threshold payout for Revenue was set at 25% of the NEO’s target STIP opportunity. As described below, the amount earned under the financial metrics is subject to adjustment based on an NEO’s IPF.

Impact of COVID on 2020 STIP Calculation

Building off our strong financial and business performance in the fourth quarter of 2019, we began the year with impressive Q1 2020 results. By the middle of March, however, the COVID-19 crisis began to have a significant and unavoidable impact on our industry, customers, employees and consumers with a disproportionate amount of that impact being in the second quarter. Recognizing the severity with which the crisis would impact our customers, we issued financial support in the form of discounts for the second quarter to help our customers during a period of reduced auto sales and cash flow and to signal our commitment to the dealer community. At the same time, we negotiated significant cost-reductions with many of our vendors, negotiated additional flexibility in our debt covenants and made material expense reductions.

In response to the exogenous and unanticipated economic impacts caused by the pandemic, the Committee determined that it should maintain the STIP performance targets it had adopted earlier in year, but judge performance against those targets without regard to the second quarter, the period when the Company issued discounts to customers. The Committee concluded that the Company had performed exceptionally in response to the pandemic and wanted to measure such performance objectively, which was best achieved by looking outside the period directly impacted by the customer discounts.

Accordingly, the Committee determined to modify the calculation for Revenue and Adjusted EBITDA for 2020 to exclude the results of the second quarter and annualize the results of the other three quarters in calculating the CPF based on the targets the Committee had originally approved. The Committee recognized that this would not entirely eliminate the financial effect of the pandemic on the Company but felt that this adjustment would strike an appropriate balance. Recognizing that the Company’s performance, while admirable in light of the pandemic, was still below what had originally been anticipated, the Committee determined that the revised results should not lead to a CPF in excess of 100%, and ultimately concluded that 95% was the appropriate level for 2020.

Determination of 2020 STIP Awards

Using the modified annualized Revenue and Adjusted EBITDA calculations described above, the table below shows target, threshold and maximum goals for each financial metric, 2020 results achieved against these goals and the CPF payout calculation (expressed as a percentage of target STIP opportunity) for each financial metric. This calculation would have resulted in an aggregate CPF calculation of 127.9%, but the plan adopted by the Committee capped the CPF at 100%, and the Committee ultimately determined to set the CPF at 95%.

Financial Metrics	Goal Weighting	Threshold $ (Payout %)	Target $	Maximum $	2020 Results $(1)	Performance Payout %
		37.5%	100%	200%
Revenue ($ in millions)	50.0%	$556.5 (25%)	$618.3	$680.1	$594.0	45.1%
Adjusted EBITDA ($ in millions)	50.0%	$149.4 (12.5%)	$166.0	$182.6	$176.9	82.8%
(1)	2020 results for Revenue and Adjusted EBITDA modified to exclude the results of the second quarter and annualize the results of the other three quarters.

In general, based on an NEO’s individual performance, the CEO recommends to the Committee (other than for himself) the NEO’s IPF, which may range between 0% to 150%. The Committee determines the CEO’s IPF. For 2020, the Committee determined to award bonuses to each NEO at target, resulting in an IPF of slightly more than 105%, in recognition of his or her leadership and execution during the unprecedented challenge and uncertainty engendered by the COVID-19 crisis. Note that for Sonia, the terms of her offer letter dictated a 100% CPF, resulting in an IPF of 100% to yield a bonus at target.

Based on such payout percentages, the Compensation Committee approved the following determination of each NEO’s 2020 cash award under the STIP:

Name(1)	2020 Annual STIP Target (%) of Base Salary	2020 Annual STIP Target ($)	2020 CPF %	2020 IPF %	2020 STIP Award ($)
Alex Vetter	110%	$669,075	95.00%	105.263%	$669,075
Sonia Jain(2)	100%	$234,769	100.00%	100.0%	$234,769
Jandy Tomy	50%	$138,938	95.00%	105.0%	$138,590
Jim Rogers	50%	$180,250	95.00%	105.263%	$180,250
Doug Miller	110%	$446,600	95.00%	105.263%	$446,600
(1)	Becky Sheehan was ineligible for a 2020 STIP payout as a result of her termination of employment on January 10, 2020.
(2)	Sonia’s award is prorated from her July 6 hire date at 100% of target, pursuant to the terms of her offer letter.

Long-Term Incentive Plan (LTIP) – Equity Awards

The LTIP awards are designed to drive achievement of long-term operational and financial goals and increased stockholder value, as well as to attract and retain key talent over a sustained time period. Target long-term incentive awards are based on a percentage of base salary or a fixed dollar amount. In 2020, the Committee set each NEO’s LTIP target value based on the NEO’s role and responsibilities, internal equity considerations, competitive market conditions and data and target direct compensation.

In the first quarter of 2020, the Committee approved grants of RSUs to each NEO. Although the Committee had granted performance-based RSUs (“PSUs”) to the NEOs in 2018 and 2019, in light of the Company’s ambitious strategic transformation and the competitive dynamics for attracting, retaining and rewarding the talent essential to achieving its strategic plan, the Committee determined that RSU awards would best address the primary objectives that the Committee felt were appropriate. Further the Committee recognized the need to ensure that the NEOs held sufficient equity as a proportion of aggregate compensation.

The Committee and Meridian conducted an extensive benchmarking and analysis of CEO pay in advance of setting CEO compensation for periods beginning in 2020. Based on analysis of the full peer group and the most relevant subset of peer data as well as the successful achievement of the Company’s strategic goals under the CEO’s leadership, the Committee determined that the most appropriate allocation of LTIP awards beginning in 2020 should be composed of two distinct grants. For 2020, 50% of the award value was issued as RSUs and 50% was issued as Non-Qualified Stock Options.

2020 Restricted Stock Units (RSUs)

The number of RSUs granted was determined by dividing the allocated value of each grant by the closing share price of a share of Cars.com Inc. common stock on the date of grant. The 2020 RSUs vest ratably over a three-year period. Generally, an NEO must be employed through each vesting date to avoid forfeiting any unvested RSUs. RSUs that vest on each vesting date are settled in shares of common stock, less shares that may be withheld by the Company for payment of taxes. The following table shows the number of RSUs granted to our NEOs in 2020.

Name	Number of Securities Underlying RSUs Granted in 2020
Alex Vetter	462,963
Sonia Jain	164,668
Jandy Tomy	55,556
Becky Sheehan	0
Jim Rogers	100,139
Doug Miller	156,408

2020 Non-Qualified Stock Options (NQSO)

The Stock Options issued to Alex represent 50% of his Target LTIP amount. The number of Stock Options issued was determined by Meridian using the Black-Sholes option pricing model using a 30-day average stock price.  The Options have a 10 year-expiration and will vest 100% on March 1st, 2023 if Alex continues in employment through that date.

Number of Securities Underlying Stock-Options in 2020
Alex Vetter	513,228

Other Compensation

In addition to the primary elements of compensation (base salary, cash bonuses and equity awards) described above, the NEOs may participate in benefit programs generally available to our employees, including a 401(k) plan that provides for matching contributions up to a stated limit.

Executive Compensation Policies and Arrangements

Employment Arrangements

Generally, we do not enter into formal employment agreements with our executive officers. However, we do enter into offer letters, which include employment terms, as we have with Alex, Sonia, Doug and Jim, as summarized below. In addition, in order to attract and retain executives, the Company sometimes finds it appropriate to provide sign-on bonuses (typically reflected in the offer letter) or award bonuses in recognition of interim service beyond the executive’s normal role, as we did for Sonia and Jandy, respectively. To minimize the need for unique employment agreements and to establish compensation programs that are market competitive, we have also adopted a Change-in-Control Severance Plan and an Executive Severance Plan as described in the section “Named Executive Officer Compensation – Potential Payments Upon Termination or Change in Control” below.

Stock Ownership Guidelines

The Company is committed to fostering a compensation structure that aligns each executive’s interests with those of its stockholders. As a key part of these alignment efforts, the Board adopted stock owner-ship guidelines that require each senior executive, including each NEO, to maintain a meaningful level of investment in our common stock. The levels of stock ownership are reviewed by the ESG Committee to evidence compliance with the guidelines. Senior executives are expected to hold shares (at least 50% of the net shares received after shares are withheld by the Company in payment of withholding taxes) received under equity grants until the stock ownership requirements are met. The following table reflects the minimum stock ownership guideline for the senior officers, including the NEOs.

Executive	Minimum Guideline Multiple of Base Salary
President and CEO	5x
Chief Financial Officer	2x
Chief Legal Officer, Chief Revenue Officer and other direct reports to the President and CEO	1x

Hedging and Other Prohibited Transactions Policy

Our Insider Trading Policy prohibits employees (including executive officers), directors and their family members, from engaging in short sales, directly or indirectly, trading in puts or calls, options, warrants or similar instruments relating to Company securities or selling such securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery), day-trading or hedging with respect to Company securities. These restrictions are also applicable to hedging transactions through the purchase of financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, trading on margin or in margin-related derivatives, or any financial instruments or derivatives or entering into any contracts, warrants or the like for the purpose of hedging price movements in Company securities. Additionally, directors and executive officers may not, directly or indirectly, pledge Company securities as collateral on any debt instrument.

Incentive Compensation Clawback Policy

In March 2019, in line with evolving best practices in corporate governance, the Committee adopted a clawback policy that applies to compensation granted to current and former executives after its adoption. The policy provides that in the event of either (i) a material accounting restatement resulting from material noncompliance with financial reporting requirements, or (ii) misconduct that involves a material violation of law or the Company’s policies resulting in significant harm to the Company, the Committee is authorized to recover any excess incentive compensation that was received by certain employees, including current and former executive officers, taking into account such factors as the Committee deems appropriate.

Tax and Accounting Considerations

Although the Committee considers tax and accounting consequences in making its determination, the Committee designs and administers compensation programs that it believes are in the best interests of us and our stockholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Compensation Committee of the Board of Directors

Scott Forbes, Chairman

Jerri DeVard

Michael Kelly

Donald A. McGovern, Jr.
Greg Revelle
Bala Subramanian

Bryan Wiener

Named Executive Officer Compensation

2020 SUMMARY COMPENSATION TABLE

The following Summary Compensation Table for fiscal years 2020, 2019 and 2018 contains compensation information for our NEOs: (i) Alex Vetter, who has served as President and CEO; (ii) Sonia Jain, Jandy Tomy and Becky Sheehan, who all served as Chief Financial Officer; and (iii) Jim Rogers and Doug Miller, who were our two other most highly compensated executive officers during the year ended December 31, 2020.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total Compensation
		($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Alex Vetter	2020	608,250	—	2,500,000	1,434,626	669,075	11,400	5,223,351
President and CEO	2019	566,500	—	3,750,002	—	234,928	11,200	4,562,630
	2018	563,750	353,458	3,750,048	—	308,202	11,000	4,986,458
Sonia Jain (6)	2020	234,769	484,769	1,510,006	—	—	—	2,229,544
Chief Financial Officer
Jandy Tomy (7) Former interim Chief Financial Officer VP, Treasurer	2020	285,000	150,000	300,002		138,938	7,996	881,936
Becky Sheehan(8)	2020	15,846	—	—	—	—	1,284	17,130
Former Chief Financial Officer	2019	515,000	—	1,805,776	—	194,155	11,200	2,526,131
	2018	512,500	—	1,780,058	—	254,712	11,000	2,558,270
Jim Rogers	2020	360,500	—	540,751	—	180,250	7,405	1,088,906
Chief Legal Officer	2019	360,500	—	468,678	—	67,954	10,776	907,908
	2018	358,750	—	600,711	—	89,149	11,000	1,059,610
Doug Miller(9)	2020	406,000	—	844,603	—	446,600	11,400	1,708,603
Chief Revenue Officer	2019	400,000	—	820,042	—	165,880	11,200	1,397,122
	2018	168,205	—	308,349	—	91,117	—	567,671

(1)

For Alex the amount in this column reflects payment under the LTIP that vested during the applicable year. Employer contributions to a participant's account under the LTIP were generally subject to a three-year vesting schedule and vested in three equal annual installments on each February 15 following the date the contribution was credited, subject to adjustment for deemed investment return (positive or negative).  Such amounts would also vest upon a termination of employment by the Company without cause or termination by Alex of his own employment for good reason. Awards are no longer being granted under the LTIP and the last contribution was credited in January 2015. For Sonia, this amount reflects (1) a sign-on bonus paid on July 15, 2020 pursuant to her offer letter, which must be repaid in full or in part if she leaves voluntarily or is terminated for poor performance during the first 12 months of employment, and (2) the amount of her 2020 STIP award, as stipulated in her offer letter, prorated from her hire date and guaranteed at 100% CPF. For Jandy this reflects a retention bonus paid in September 2020 for completion of her role as interim Chief Financial Officer.

(2)

Amounts disclosed in this column represent grants of RSUs and PSUs made under our Omnibus Incentive Compensation Plan. With respect to each RSU and PSU grant, the amounts disclosed reflect the grant date fair value computed in accordance with FASB ASC Topic 718 and not amounts actually paid to, or realized by, the NEOs. For additional information, see Note 13 to the Company's audited consolidated financial statements for the year ended December 31, 2020, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.  For further information on the RSU Option grants made in 2020, see the “Grants of Plan-Based Awards in 2020” table below.

(3)

Amounts disclosed in this column for 2020 reflect Non-Qualified Stock Options granted under our Omnibus Incentive Compensation Plan.  With respect to each Option grant, the amounts disclosed reflect the grant date fair value computed in accordance with FASB ASC Topic 718 and not the amounts actually paid to, or realized by the CEO.  For additional information, see Note 13 to the Company's audited financial statements for the year ended December 31, 2020 included in the Company's annual Report on Form 10-K for the year ended December 31, 2020.  For further information on the Stock Option grants made in 2020, see the “Grants of Plan-Based Awards in 2020” table below.

(4)

Amounts disclosed in this column for 2020 reflect cash amounts paid under our STIP. For further information, see the section entitled “Compensation Discussion and Analysis— Elements of our Executive Compensation Practices” above.

(5)	Amounts disclosed in this column for 2020 include the Company's 401(k) matching contributions.
(6)	Sonia was hired as Chief Financial Officer on July 6, 2020.
(7)	Jandy was appointed interim Chief Financial Officer upon Becky's departure on January 10, 2020 until July 5, 2020.
(8)	Becky terminated her employment with us on January 10, 2020.
(9)	Doug was hired as Chief Revenue Officer on July 31, 2018.

Offer Letters with NEOs

On November 2, 2016, Alex entered into an offer letter, which superseded his employment agreement dated November 4, 2014. Under the terms of the offer letter, effective as of the day after the separation from our former parent, Alex’s annual base salary was increased to $550,000 and his target annual bonus was 110% of his base salary.

We entered into offer letters with Sonia, Doug and Jim, which provided for annual base salaries of $480,000, $400,000 and $350,000, respectively, and target annual bonuses of 100%, 110% and 50% of annual base salary, respectively, as well as long-term incentive opportunities.

GRANTS OF PLAN-BASED AWARDS IN 2020

The following table sets forth information regarding grants of awards made to our NEOs during 2020

Name	Award Type	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Number of Stock Units (#)	All Other Options Awards (#)	Exercise or Base Price of Awards ($/sh)	Grant Date Fair Value of Stock Awards ($)
			Threshold	Target	Maximum
			($)	($)	($)
Alex Vetter	STIP Bonus		250,903	669,075	1,338,150
	RSU	3/18/2020				462,963			2,500,000
	NQSO	3/18/2020					513,228	5.40	1,434,626
Sonia Jain	STIP Bonus (1)		234,769	234,769	469,538
	RSU	8/28/2020				164,668			1,510,006
Jandy Tomy	STIP Bonus		52,102	138,938	277,876
	RSU	3/18/2020				55,556			300,002
Jim Rogers	STIP Bonus		67,594	180,250	360,500
	RSU	3/18/2020				100,139			540,751
Doug Miller	STIP Bonus		167,475	446,600	893,200
	RSU	3/18/2020				156,408			844,603

(1)	Reflects the prorated payout due to Sonia based on her start date of July 6, 2020 prorated for the portion of the year served and with 100% CPF as provided in her offer letter.

OUTSTANDING EQUITY AWARDS AT 2020 YEAR-END

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2020.

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
			Exercised	Unexercised
Alex Vetter	6/9/2017	(2)						14,530	164,189
	3/1/2018	(3)						34,865	393,975
	3/1/2019	(4)						41,632	470,442
	3/1/2019	(5)								93,672	1,058,494
	3/18/2020	(6)		513,228		5.40	3/18/2030
	3/18/2020	(7)						462,963	5,231,482
Sonia Jain	8/28/2020	(9)						164,668	1,860,748
Jandy Tomy	3/1/2018	(3)						3,719	42,025
	3/1/2019	(4)						5,551	62,726
	3/18/2020	(7)						55,556	627,783
Becky Sheehan								—	—	—	—
Jim Rogers	3/1/2018	(3)						5,585	63,111
	3/1/2019	(4)						6,504	73,495
	3/1/2019	(5)								9,756	110,243
	3/18/2020	(7)						100,139	1,131,571
Doug Miller	8/1/2018	(8)						3,624	40,951
	3/1/2019	(4)						11,380	128,594
	3/1/2019	(5)								17,070	192,891
	3/18/2020	(7)						156,408	1,767,410

(1)

Reflects the market value of outstanding RSUs and PSUs based on the price per share of common stock of $11.30, the closing market price on December 31, 2020. These amounts do not correspond to the actual value that may be realized by the NEOs. Receipt of any of the value of vesting equity is contingent upon the NEO's continued employment with the Company through each applicable vesting date.

(2)	These RSUs will vest June 9, 2021.
(3)	On March 1, 2021 the following RSUs vested: 17,432 for Alex, 2,792 for Jim and 1,859 for Jandy. The remaining units, all of which are RSUs, will on March 1, 2022.
(4)	On March 1, 2021, the following RSUs vested: 20,816 for Alex, 3,252 for Jim, 5,690 for Doug and 2,775 for Jandy. The remaining units will vest on March 1, 2022.
(5)	These PSUs will vest in installments commencing on March 1, 2022, subject to attainment of specific performance objectives established for fiscal years 2019 - 2021. PSU value is set forth at target.
(6)	100% of these stock options will vest on March 1, 2023.
(7)

On March 1, 2021 the following RSUs vested: 154,321 for Alex, 33,380 for Jim, 52,136 for Doug and 18,519 for Jandy. The remainder of these RSUs will vest in equal installments on March 1, 2022 and March 1, 2023.

(8)	These RSUs will vest in equal installments on August 1, 2021 and August 1, 2022.
(9)	These RSUs will vest in equal installments on August 1, 2021, August 1, 2022 and August 1, 2023.

OPTION EXERCISES AND STOCK VESTED IN 2020

The following table sets forth the number of shares of common stock acquired during 2020 by our NEOs upon the vesting of RSUs and the value realized upon such vesting.  No stock options were exercised during 2020.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized On Vesting ($)(2)
Alex Vetter	69,042	646,009
Sonia Jain	—	—
Jandy Tomy	5,539	52,299
Becky Sheehan	—	—
Jim Rogers	14,177	146,780
Doug Miller	7,503	66,387

(1)	Reflects the aggregate number of shares of common stock underlying the RSUs that vested in 2020.
(2)

Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on the NYSE of a share of common stock on the date of vesting or, if such day is a holiday, on the immediately preceding trading day by (ii) the number of shares of common stock acquired upon vesting. Shares of stock were withheld to pay taxes due in connection with the vesting. Of the amount shown, Alex received net shares valued at $542,415; Jandy received net shares of $34,722; Jim received net shares of $100,848; and Doug received net shares of $47,463.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Arrangements

The Company maintains a Change in Control Severance Plan (the “CIC Severance Plan”) and the Cars.com Inc. Executive Severance Plan (the “Executive Severance Plan” and together with the CIC Severance Plan, the “Severance Plans”). There is no duplication of benefits between the Severance Plans, so participants who have a qualifying termination of employment under both Severance Plans receive benefits from the CIC Severance Plan and not from the Executive Severance Plan. Participants in the Severance Plans are generally selected by the Compensation Committee and currently include Alex, Sonia, Jim, Doug, Jandy and certain other key employees.

Under the CIC Severance Plan, a participant who, in connection with a change in control of the Company or within two years following a change in control, experiences an involuntary termination without cause or voluntarily terminates his or her employment for good reason, would receive a lump sum amount equal to the sum of (1) any unpaid base salary and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination date occurs, prorated for the portion of the fiscal year elapsed prior to the termination date, as well as outplacement benefits. If the annual bonus for the year prior to the date of termination had not yet been paid, the participant would be paid at the time those bonuses are paid to other participants. Additionally, participants would receive a lump sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12-month period immediately prior to the change in control, and (2) the participant’s average annual bonus earned for the three most recent fiscal years for which the participant had been paid (or was eligible for) a bonus preceding the termination (or, if higher, the three fiscal years preceding the change in control). The severance multiple for Alex is 2.0 and 1.5 for each of Sonia, Jim, and Doug. A participant will also receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by 24 for Alex and 18 for each of Sonia, Jim, Doug. Jandy was not eligible to participate in the CIC Severance Plan but was eligible for equity-related CIC benefits under the Cars.com Inc. Omnibus Incentive Compensation Plan.

The CIC Severance Plan does not provide excise tax gross-ups on payments to participants.

Under the Executive Severance Plan, a participant who experiences an involuntary termination of employment without cause would receive a lump-sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of the participant’s annual base salary and average annual bonus earned for the three most recent fiscal years for which the participant had been paid (or was eligible for) a bonus preceding the termination. The severance multiple is 1.5 for Alex and 1.0 for each of Sonia, Jim, Doug and 0.5 for Jandy. The participant would also receive a lump sum amount equal to any unpaid base salary and bonus through the date of termination and would be eligible to receive a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination based on actual Company performance and individual performance at target, paid when such payments are made to other participants. (In the event the termination occurs before annual bonuses have been paid for the prior year, the participant would be entitled to receive the annual bonus for that year based on actual performance, paid when such payments are made to other participants.) Additionally, the participant would generally receive 12 months continued vesting under equity awards (18 months for Alex). A participant would also receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by 18 for Alex, 12 for each of Sonia, Jim and Doug and 6 for Jandy.

Both the CIC Severance Plan and the Executive Severance Plan provide that severance payments are contingent upon the participant’s execution of a release of claims in favor of the Company and its affiliates and agreeing to (or reaffirming) restrictive covenants in other agreements or providing covenants restricting the participant’s solicitation of employees, disparagement of the Company and its affiliates, and disclosure of confidential information (other than as required by law) and, in the case of the Executive Severance Plan, restricting the participant’s competition.

In addition, RSUs awarded to Alex, Sonia, Doug and Jim provide for pro-rata vesting upon death and disability as well as with respect to retirement for those RSUs converted from TEGNA RSUs. RSUs and PSUs vest (at target for PSUs) upon a change in control if the awards are not continued or assumed in connection with the change in control and vest upon a termination by the Company or its successor without cause or by the NEO for good reason within two years after a change in control if the equity awards are continued or assumed in connection with the change in control.

Under our STIP, if a participant’s employment is terminated involuntarily during a performance year due to death or disability, such participant will be eligible for a prorated portion of his or her bonus, as determined based on actual performance and the number of days completed in the performance year. If a participant’s employment is terminated for any other reason during a performance year, no award shall be payable to such participant in respect of such year.

Summary of Potential Benefits

The following table shows the payments and benefits potentially payable to each of our currently employed NEOs upon a qualifying termination under the Severance Plans assuming a December 31, 2020 termination of employment. The employment of the NEOs listed below in the table did not actually terminate on December 31, 2020, and as a result they received none of the amounts shown in the table below. The actual amounts to be paid to our executives in connection with their termination can be determined only at the time and in the circumstances of such termination. In addition to the amounts shown in the table below, each executive is entitled to receive amounts earned during the term of employment regardless of the manner of termination, including accrued but unpaid base salary and other employee benefits to which such NEO was entitled on the date of termination. For purposes of calculating the value of equity acceleration, the December 31, 2020 closing price of $11.30 was used.

Executive	Payment Elements	Qualifying Termination under the CIC Severance Plan ($)		Qualifying Termination under the Executive Severance Plan ($)
Alex Vetter	Salary	1,300,000	(1)	975,000	(1)
	STIP Award	1,005,290	(2)	1,171,720	(3)
	Restricted Stock Units	6,260,087	(4)	4,516,260	(5)
	Performance Stock Units	1,058,494	(6)	1,058,494	(6)
	Stock Options	3,028,045	(7)	778,640	(8)
	Health Coverage	44,683		33,512
	Outplacement	25,000		—
	TOTAL	12,721,599		8,533,626
Sonia Jain	Salary	720,000	(1)	480,000	(1)
	STIP Award	1,200,000	(2)	714,769	(3)
	Restricted Stock Units	1,860,748	(4)	620,257	(5)
	Health Coverage	10,078		6,719
	Outplacement	25,000		—
	TOTAL	3,815,826		1,821,745
Jim Rogers	Salary	540,750	(1)	360,500	(1)
	STIP Award	258,086	(2)	283,484	(3)
	Restricted Stock Units	1,268,176	(4)	445,491	(5)
	Performance Stock Units	110,243	(6)	—
	Health Coverage	7,704		5,136
	Outplacement	25,000		—
	TOTAL	2,209,959		1,094,611
Doug Miller	Salary	618,000	(1)	412,000	(1)
	STIP Award	686,042	(2)	721,017	(3)
	Restricted Stock Units	1,936,956	(4)	673,898	(5)
	Performance Stock Units	192,891	(6)	—
	Health Coverage	26,447		17,631
	Outplacement	25,000		—
	TOTAL	3,485,336		1,824,546
Jandy Tomy	Salary	—		142,500	(1)
	STIP Award	—		172,144	(3)
	Restricted Stock Units	732,534	(4)	261,629	(5)
	Health Coverage	—		8,654
	TOTAL	732,534		584,927

(1)	Represents a lump sum payment in an amount equal to the executive's annual base salary times the severance multiple applicable under each termination scenario.
(2)

Represents a lump sum payment in an amount equal to the severance multiple times the three-year average STIP award plus a pro-rated portion of the three-year average bonus based on the number of days served during the year of termination. As of December 31, 2020, the pro-rated portion of the three-year average bonus is 100%.

(3)

Represents a lump sum payment in an amount equal to the severance multiple times the three-year average STIP award plus a pro-rated portion of the annual bonus based on actual Company performance and on the number of days served during the year of termination.  As of December 31, 2020, the pro-rated portion of the annual bonus is 100%.

(4)	Represents the dollar value of 100% accelerated vesting of such individual's RSU awards outstanding as of December 31, 2020.
(5)	Represents the dollar value of continued vesting of RSUs vesting for 18 months (for the CEO) or 12 months (for the other NEOs) of the termination date, which is assumed to be December 31, 2020.
(6)	Represents the dollar value of accelerated vesting of PSUs based on target achievement of performance objective.
(7)	Represents the dollar value of 100% accelerated vesting of Alex's Stock Options outstanding as of December 31, 2020 at an exercise price of $5.40.
(8)

Represents the dollar value of a pro rata portion of Stock Options vesting for Alex, which is calculated as the total number of options eligible to vest multiplied by a fraction, the numerator of which is the number of full months from Grant Date to termination date (December 31, 2020) and the denominator of which is number of full months from Grant Date to Vesting Date at an exercise price of $5.40.

CEO PAY RATIO DISCLOSURE

Cars.com Inc. is required to disclose ratio of the total annual compensation of Alex Vetter, our Chief Executive Officer to the median annual total compensation of our employees (other than the Chief Executive Officer). As of December 31, 2020, our employee population consisted of 1,503 full-time, part-time, seasonal and temporary US-based employees. This number excludes the CEO and 9 Canadian-based employees.

We then identified the “Median Employee” based on the “annual total compensation” of each employee who was part of our employee population on December 31, 2020. Each employee’s annual total compensation was calculated by totaling the following compensation components: (i) cash compensation paid in 2020, which included regular pay (wages and salary), all overtime, bonus payments and commissions, and (ii) the grant date fair value of each equity award granted in 2020. The foregoing calculation excluded any cash or equity-based sign-on bonus paid or granted to an employee during 2020. We annualized the compensation for any full or part-time employee in the population who had worked less than a year as of December 31, 2020.

The annual total compensation of our CEO was $5,223,351 as reported under the “Total Compensation” column of our 2020 Summary Compensation Table, which appears on page 45 of this proxy statement. For 2020, the annual total compensation of our Median Employee was $75,908, which was calculated in the same manner that the total compensation of our NEOs was calculated and reported in the “Summary Compensation Table.” Based on this information, the ratio of annual total compensation of our CEO to the median of the annual total compensation of all employees (excluding the CEO) was 69 to 1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Equity Compensation Plan Information

The following table gives information about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2020. Our Omnibus Incentive Compensation Plan and Employee Stock Purchase Plan are our only compensation plans pursuant to which our equity securities are authorized for issuance. We refer to these plans and grants collectively as our Equity Compensation Plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans approved by security holders	5,304,923	$5.40	12,934,548
Equity compensation plans not approved by security holders	—	—	—
Total	5,304,923	—	12,934,548
(1)

Represents RSUs, PSUs and stock options issued under our Equity Compensation Plans. RSUs and PSUs may be settled only for shares of our common stock on a one-for-one basis. Stock options may be exercised at a specified grant exercise price and settled for shares of our common stock on a one-for-one basis. The number included for PSUs reflects units awarded at target. Assuming maximum payout for PSU grants that have not completed the required performance period, the number of securities to be issued would increase by 915,378. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding our equity awards.

(2)	The weighted-average exercise price does not include shares to be issued upon settlement of outstanding RSUs and PSUs because RSUs and PSUs have no exercise price.
(3)	Consists of 10,469,199 shares reserved for issuance under our Omnibus Incentive Compensation Plan and 2,465,349 shares reserved for issuance under our ESPP.

Security Ownership

Security Ownership of Directors, Named Executive Officers and Executive Officers

The following table and accompanying footnotes set forth information as of April 23, 2021 with respect to the beneficial ownership of (i) each of our directors, (ii) each of our NEOs and (iii) all of our current executive officers and directors, as a group. The percentage of beneficial ownership for the following table is based on 68,643,592 shares of our common stock that were outstanding as of April 23, 2021.

Unless otherwise noted, the address for each beneficial owner listed below is: c/o Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606.

Name of Beneficial Owner	No. of Shares Beneficially Owned		No. of Vested Stock Units		Percentage of Shares Beneficially Owned
Directors:
Jerri DeVard	27,076	(1)	18,552	(2)	*
Scott Forbes	69,203	(3)	30,237	(2)	*
Jill Greenthal	55,983	(4)	2,207	(2)	*
Thomas Hale	44,729	(5)	5,812	(2)	*
Michael Kelly	30,011	(6)	12,740	(2)	*
Donald A. McGovern Jr.	52,816	(5)	5,812	(2)	*
Greg Revelle	32,076	(5)	18,552	(7)	*
Jenell R. Ross	—		—		*
Bala Subramanian	35,112	(4)	6,597	(2)	*
Bryan Wiener	41,745	(4)	6,597	(2)	*
Named Executive Officers:
Alex Vetter	321,995	(8)	—	(9)	*
Sonia Jain	321		—	(10)	*
Jim Rogers	66,663		—	(11)	*
Doug Miller	46,872		—	(12)	*
Jandy Tomy	21,184		—	(13)	*
Becky Sheehan	49,748		—		*
All directors and current executive officers as a group (14 persons)	824,602		107,106		1.20%

*Less than one percent.
(1)	Represents shares of restricted stock that are vesting within 60 days.
(2)	Represents shares of our common stock underlying vested RSUs with delivery of shares deferred to termination of service from our Board of Directors.
(3) Includes 40,614 RSUs that are vesting within 60 days.
(4) Includes 33,219 RSUs that are vesting within 60 days.
(5)	Includes 27,076 shares of restricted stock that are vesting within 60 days.
(6)	Includes 27,076 shares of RSUs that are vesting within 60 days.
(7)

Represents shares of our common stock underlying (i) 11,955 vested RSUs with delivery of shares deferred to termination of service from our Board of Directors and (ii) 6,597 vested RSUs with delivery of shares deferred to (x) the earlier of termination of service from our Board of Directors or (y) May 18, 2022.

(8) Includes 14,530 RSUs that are vesting within 60 days.
(9)	Alex holds an aggregate amount of 511,690 RSUs and 93,672 PSUs (based on target achievement) that will not have vested within 60 days.
(10)	Sonia holds an aggregate amount of 262,440 RSUs that will not have vested within 60 days.
(11)	Jim holds an aggregate amount of 109,520 RSUs and 9,756 PSUs (based on target achievement) that will not have vested within 60 days.
(12)	Doug holds an aggregate amount of 187,746 RSUs and 17,070 PSUs (based on target achievement) that will not have vested within 60 days.
(13)	Jandy holds an aggregate amount of 54,857 RSUs that will not have vested within 60 days.

Security Ownership of Certain Other Beneficial Owners

The following table and accompanying footnotes set forth information about persons we know to be beneficial owners of more than 5% of our issued and outstanding common stock as of April 23, 2021. The percentage of beneficial ownership for the following table is based on 68,643,592 shares of our common stock outstanding as of April 23, 2021.

Name of Beneficial Owner	Shares of Common Stock	Percent
The Vanguard Group(1)	6,335,762	9.23%
Ninety One UK Ltd(2)	5,163,456	7.52%
Blackrock, Inc.(3)	4,825,030	7.03%
Greenvale Capital LLP(4)	4,445,280	6.48%
Dimensional Fund Advisors LP(5)	4,284,707	6.24%
ACMGMT(6)	3,500,400	5.10%

(1)

As of December 31, 2020 based solely on Amendment No. 3 to Schedule 13G filed on February 10, 2021 by The Vanguard Group and its subsidiaries:  Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd; Vanguard Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited. The Vanguard Group has shared voting power over 80,340 shares, sole dispositive power over 6,200,103 shares and shared dispositive power over 135,659 shares. The business mailing address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(2)

As of December 31, 2020 based solely on Schedule 13F filed on February 5, 2021. Ninety One has sole voting power and sole dispositive power over all 5,163,456 shares. The business mailing address for Ninety One UK Ltd. is 55 Gresham Street, London X0 EC2V 7EL.

(3)

As of December 31, 2020, based solely on Amendment No. 4 to Schedule 13G filed on January 29, 2021 by BlackRock, Inc. and its subsidiaries: BlackRock Life Limited; BlackRock Advisors, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; and BlackRock Investment Management, LLC. BlackRock, Inc. has sole voting power over 4,709,712 shares and sole dispositive power over 4,825,030 shares. The business mailing address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)

As of December 31, 2020, based solely on Schedule 13G filed on February 16, 2021 by Greenvale Capital LLP. Greenvale Capital LLP has sole voting power and sole dispositive power over all 4,445,280 shares. The business mailing address for Greenvale Capital LLP is 3rd Floor, 1 Vere Street, London W1G 0DF, United Kingdom..

(5)

As of December 31, 2020, based solely on Amendment No. 2 to Schedule 13G filed on February 12, 2021 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole voting power over 4,136,645 shares and sole dispositive power over 4,284,707 shares. The business mailing address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(6)

As of March 20, 2021, based solely on Schedule 13G jointly filed on March 30, 2021 by ACMGMT LLC, Atlantic Coast Warranty Corp., Ali Ahmed and Faisal Ahmed (collectively, "ACMGMT"). ACMGMT LLC has sole voting power and sole dispositive power over 2,500,400 shares and shared voting power and shared dispositive power over 3,500,400 shares. Atlantic Coast Warranty Corp. has sole voting power and sole dispositive power over 1,000,000 shares and shared voting power and shared dispositive power over 3,500,400 shares. Ali Ahmed and Faisal Ahmed each have sole voting power, sole dispositive power, shared voting power and shared dispositive power over all 3,500,400 shares The business mailing address for ACMGMT LLC, Atlantic Coast Warranty Corp., Ali Ahmed and Faisal Ahmed is 5875 NW 163rd Street, Suite 105, Miami Lakes, Florida 33014.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under these rules, a person is deemed a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of the security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be acquired this way are deemed to be outstanding for purposes of computing a person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities to which that person has no economic interest.

Transactions with Related Persons

We have adopted a related person transaction policy to provide a framework for evaluation of potential transactions involving the Company with a value in excess of $120,000 in any year in which any director, director nominee, executive officer or beneficial owner of more than 5% of our outstanding common stock, or any of their respective immediate family members, has or had a direct or indirect interest, other than as a director or less than 10% owner of an entity involved in the transaction. Under this policy, the Chief Legal Officer must advise the Audit Committee of any related person transaction of which they become aware. The Audit Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Audit Committee will consider all relevant information available to it and, as appropriate, take into consideration:

•	the size of the transaction and the amount payable to the related person;
•	the nature of the interest of the related person in the transaction;
•	whether the transaction may involve a conflict of interest;
•	the purpose, and the potential benefits to the Company, of the transaction;
•	whether the transaction was undertaken in the ordinary course of business; and
•

whether the transaction involved the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

Our Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as the independent certified public accountants to audit the accounts of the Company and its subsidiaries for the fiscal year that began on January 1, 2021. Our Board is seeking stockholder ratification of this appointment at the Annual Meeting. Our Amended and Restated Bylaws do not require that stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, we are seeking ratification because we believe it is a good corporate governance practice.

Ernst & Young LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. A representative of Ernst & Young LLP will be present virtually at the Annual Meeting and will have an opportunity to make a statement if desired. The representative will be available to answer appropriate questions.

Fees of Independent Registered Public Accounting Firm

The following table sets forth aggregate fees billed or expected to be billed for services rendered by Ernst & Young LLP for fiscal years 2020 and 2019, inclusive of out of pocket expenses.

Type of Fees	FY 2020 ($ in thousands)	FY 2019 ($ in thousands)
Audit Fees(1)	1,340	1,601
Audit-Related Fees(2)	85	19
Tax Fees(3)	9	0
All Other Fees	0	0
Total	1,434	1,620

(1)

Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated financial statements; reviews of the Company’s unaudited consolidated interim financial statements; services for consultations and other current matters.

(2)

Audit-related fees related to consultations and other matters impacting future audit periods or other audit-related procedures (e.g., issuance of comfort letter for debt offering, financial due diligence related to mergers and acquisition, and STIP agreed-upon procedures).

(3)	Includes the aggregate fees for routine on-call tax advisory services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has established a policy for pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the terms on which the independent registered public accounting firm is engaged for the ensuing fiscal year.

Report of the Audit Committee

The Audit Committee assists the Board in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee appoints and is responsible for setting the compensation of the Company’s independent registered public accounting firm. The Audit Committee also provides oversight of the Company’s internal audit function, including the review of proposed audit plans and the coordination of such plans with the Company’s independent registered public accounting firm, Ernst & Young LLP, which has served the Company since 2016. In 2020, the Audit Committee was directly involved in the selection and appointment of the new lead audit partner from Ernst & Young LLP for the audit of the December 31, 2020 financial statements. The Audit Committee oversees the adequacy and effectiveness of the Company’s accounting and financial controls and the guidelines and policies that govern the process by which the Company undertakes financial, accounting and audit risk assessment and risk management. The Audit Committee also is responsible for reviewing compliance with ethics reporting guidelines and assuring appropriate disclosure of any waiver of or change in such guidelines for executive officers, and for reviewing such guidelines on a regular basis and proposing or adopting additions or amendments thereto as appropriate. In connection with the Company’s ethics reporting guidelines, the Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of any accounting or auditing concerns. The Audit Committee operates under a formal written charter that has been adopted by the Board. This charter is available in the Governance section on the Cars.com website.

The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm. Under this policy, particular services or categories of services have been pre-approved, subject to a specific budget. At least annually, the Audit Committee will review and approve the list of pre-approved services and the maximum threshold cost of performance of each. The Audit Committee is provided with a status update on all Ernst & Young LLP services periodically throughout the year and discusses such services with management and Ernst & Young LLP. In determining whether a service may be provided pursuant to the pre-approval policy, consideration is given to whether the proposed service would impair the independence of the independent registered public accounting firm.

In connection with its review of the Company’s 2020 audited financial statements, the Audit Committee received from Ernst & Young LLP (the “Auditor”) written disclosures and the letter regarding the Auditor’s independence in accordance with applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), including a detailed statement of any relationships between the Auditor and the Company that might bear on the Auditor’s independence, and has discussed with the Auditor its independence. The Audit Committee considered whether the provision of non-audit services by the Auditor is compatible with maintaining the Auditor’s independence. The auditor stated that it believes it is in full compliance with all of the independence standards established by the various regulatory bodies. The Audit Committee also discussed with the Auditor the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including, but not limited to, the selection of and changes in the Company’s significant accounting policies, the basis for management’s accounting estimates, the Auditor’s conclusions regarding the reasonableness of those estimates, disclosures included in the financial statements, as well as the Critical Audit Matters that were to be included in the Auditor’s audit opinion.

The Audit Committee met with management, the Company’s internal auditors, and representatives of the Auditor to review and discuss the Company’s audited financial statements for the fiscal year ended December 31, 2020. Based on such review and discussion and based on the Audit Committee’s reviews and discussions with the Auditor regarding the various matters mentioned in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the Board of Directors has approved that recommendation.

Audit Committee of the Board of Directors

Donald A. McGovern, Jr., Chairman

Thomas Hale
Michael Kelly

Greg Revelle
Bala Subramanian

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholder Approval Required

Our Amended and Restated Bylaws do not require that stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. We are seeking ratification because we believe it is a good corporate governance practice. If stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but in its discretion, may choose to retain Ernst & Young LLP as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. As discussed above, the ratification of Ernst & Young LLP as our independent registered public accounting firm is a “routine” matter, and your broker or nominee will have the discretion to vote your shares on this proposal absent voting instructions from you. Therefore, we do not expect any broker non-votes on this proposal. However, if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the effect of a negative vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021

Proposal 3:  Say on Pay Vote

The Board recognizes that holding an annual advisory vote on executive compensation provides stockholders with the opportunity to effectively share perspectives on the Company’s executive compensation program and philosophy. As a result, and in accordance with Section 14A of the Exchange Act, we are providing stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs, as described in the sections entitled “Compensation Discussion and Analysis” beginning on page 33 and “Named Executive Officer Compensation” beginning on page 45.

As discussed in the sections entitled “Compensation Discussion and Analysis” and “Named Executive Officer Compensation”, which we urge you to review carefully, our executive compensation program is designed to attract, motivate, and retain the right talent and appropriately incentivize our executives to stay committed to executing our long-range plan and increasing long-term stockholder value. We believe our executive compensation program demonstrates our philosophy of aligning pay with performance and is supplemented by sound compensation policies and practices.

We are asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative and pursuant to the SEC rules are asking for your advisory vote on the following resolution:

“RESOLVED, that the stockholders of Cars.com Inc. approve, on a non-binding and advisory basis, the compensation of the Company’s NEOs, as disclosed in this proxy statement, including in the sections entitled “Compensation Discussion and Analysis” and “Named Executive Officer Compensation.”

Although this advisory vote is not binding, the Compensation Committee will consider the voting results when evaluating our executive compensation program. After the 2021 Annual Meeting, our next advisory vote on executive compensation will occur at our 2022 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

Miscellaneous

Stockholder Proposals

General

If a stockholder intends to submit any proposal for inclusion in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”), the proposal must be received by our Corporate Secretary no later than December 31, 2021. To be eligible to submit such a proposal for inclusion in the Company’s proxy statement for an annual meeting of stockholders pursuant to Rule 14a-8, a stockholder must be a holder of either (i) at least $2,000 in market value or (ii) 1% of the shares of our common stock entitled to be voted on the proposal, must have held such shares for at least one year and must continue to hold such shares through the date of such annual meeting. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which the Company is permitted to exclude proposals and other matters governed by such rules and regulations.

Advance Notice

Separate from the requirements of Rule 14a-8, relating to the inclusion of a stockholders’ proposal in the Company’s proxy statement, our Amended and Restated Bylaws require advance notice for a stockholder to bring nominations of directors or any other business to be considered at any annual meeting of stockholders. Specifically, our Amended and Restated Bylaws require that stockholders wishing to nominate candidates for election as directors or propose any other business to be considered at the 2022 Annual Meeting of Stockholders must notify us of their intent in a written notice delivered in care of the Company’s Corporate Secretary at our principal executive offices not earlier than the close of business on February 9, 2022 and no later than the close of business on March 11, 2022.

To be in proper form, a stockholder’s notice must also include the specified information described in our Amended and Restated Bylaws. You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. If a stockholder’s nomination or proposal is not in compliance with the requirements set forth in our Amended and Restated Bylaws, we may disregard such nomination or proposal.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by SEC rules) will not be deemed incorporated, unless specifically provided otherwise in such filing.

Availability of Annual Report on Form 10-K

This Proxy Statement and our 2020 Annual Report to Stockholders are available at www.proxyvote.com. Copies of our 2020 Annual Report on Form 10-K as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained free of charge by any person whose proxy is solicited, upon written request to our Corporate Secretary at Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606. Copies of exhibits and basic documents filed with the 2020 Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the

2020 Annual Report on Form 10-K over the internet at the SEC’s website, www.sec.gov, or on our Investor Relations website at investor.cars.com.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are stockholders may be householding the Company’s proxy materials. If you receive a householding notification from your broker, a single proxy statement or a single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by your broker. Once you receive notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, if you receive a householding notification and wish to receive a separate annual report or proxy statement at your address, you should also contact your broker directly.

Other Matters That May Come Before the Annual Meeting

We are not aware of any other matters that will be presented for stockholder action at the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the proxy holders to vote the shares represented by all valid proxies in accordance with their discretion on such matters.

For the Board of Directors

James F. Rogers
Chief Legal Officer and Secretary

Chicago, Illinois
April 30, 2021

VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 8, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CARS2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 8, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  CARS.COM INC. 300 S. RIVERSIDE PLAZA, SUITE 1000 CHICAGO, ILLINOIS 60606  D52584-P50320  For All   Withhold  All  For All  Except  To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.  CARS.COM INC.  The Board of Directors recommends you vote FOR each of the eleven (11) Director Nominees listed in Proposal 1:  !  !  !  1.Election of Directors   Nominees:  01)Jerri DeVard 02)Scott Forbes 03)Jill Greenthal 04)Thomas Hale 05)Michael Kelly 06)Donald A. McGovern, Jr.  07)Greg Revelle 08)Jenell R. Ross 09)Bala Subramanian 10)T. Alex Vetter 11)Bryan Wiener  For   Against  Abstain  The Board of Directors recommends you vote FOR Proposals 2 and 3:  !  !  !  2.Ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent certified public accountants for fiscal year 2021.  !  !  !  3.Non-binding advisory resolution approving the compensation of the Named Executive Officers.  NOTE: In their discretion, the proxy holders are authorized to vote upon such other business, if any, as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com  D52585-P50320  CARS.COM INC. Annual Meeting of Stockholders June 9, 2021 9:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of Cars.com Inc., a Delaware corporation, revoking all prior proxies, hereby appoints Sonia Jain and James F. Rogers, each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders scheduled to be held at 9:00 A.M. on June 9, 2021 as a virtual meeting at www.virtualshareholdermeeting.com/CARS2021, and at any and all postponements or adjournments thereof, upon all matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting, receipt of which is hereby acknowledged, and upon any other business that may properly come before such Annual Meeting and any adjournments or postponements thereof. If this proxy card is properly executed, the shares represented by this proxy card will be voted as directed on the reverse side, but if no such direction is made, the proxies named above will be voted in accordance with the Board of Directors' recommendations. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE BY THE INTERNET OR BY TELEPHONE.  Continued and to be signed on reverse side